EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              RAYOVAC CORPORATION,

                             LINDBERGH CORPORATION

                                      AND

                         UNITED INDUSTRIES CORPORATION

===============================================================================

                             Dated January 3, 2005

===============================================================================

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                                               TABLE OF CONTENTS

                                                                                                                Page

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ARTICLE I. THE MERGER.............................................................................................1
         Section 1.1       The Merger.............................................................................1
         Section 1.2       Effective Time; Closing................................................................1
         Section 1.3       Effect of the Merger...................................................................2
         Section 1.4       Articles of Incorporation and Bylaws...................................................2
         Section 1.5       Directors and Officers.................................................................2
         Section 1.6       Tax Consequences.......................................................................2
         Section 1.7       Further Action.........................................................................2

ARTICLE II. CONSIDERATION; EXCHANGE PROCEDURES....................................................................2
         Section 2.1       Merger Consideration...................................................................2
         Section 2.2       Certain Definitions....................................................................4
         Section 2.3       Treatment of Shares....................................................................5
         Section 2.4       Rights as Stockholders; Stock Transfers................................................5
         Section 2.5       Fractional Shares and Cash and Rounding................................................6
         Section 2.6       Exchange Procedures; Deposit of Merger Consideration...................................6
         Section 2.7       Anti-Dilution Provisions..............................................................12
         Section 2.8       Legending of Securities...............................................................12

ARTICLE III. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY..........................................13
         Section 3.1       Organization and Qualification........................................................13
         Section 3.2       Capitalization and Ownership..........................................................14
         Section 3.3       Authority.............................................................................15
         Section 3.4       No Consents Required..................................................................15
         Section 3.5       Absence of Violations or Conflicts....................................................16
         Section 3.6       Financial Statements..................................................................16
         Section 3.7       Absence of Certain Changes or Events..................................................17
         Section 3.8       No Claims Against the Company.........................................................17
         Section 3.9       Absence of Undisclosed Liabilities; Indenture.........................................17
         Section 3.10      Legal Proceedings.....................................................................18
         Section 3.11      Environmental Matters.................................................................18
         Section 3.12      Governmental Authorization and Compliance with Laws...................................20
         Section 3.13      Intellectual Property.................................................................20
         Section 3.14      Employee Plans........................................................................22
         Section 3.15      Tax Matters...........................................................................25
         Section 3.16      Title to Properties; Adequacy.........................................................27
         Section 3.17      Contracts.............................................................................28
         Section 3.18      Inventory.............................................................................29
         Section 3.19      Accounts Receivable...................................................................29
         Section 3.20      Defective Products; Product Liability; Product Recalls................................29
         Section 3.21      Major Customers.......................................................................30
         Section 3.22      Major Suppliers.......................................................................31
         Section 3.23      Labor Relations.......................................................................31
         Section 3.24      Insider Interests.....................................................................32
         Section 3.25      Insurance.............................................................................32
         Section 3.26      Corporate Records.....................................................................32
         Section 3.27      SEC Reports...........................................................................33
         Section 3.28      Bank Accounts.........................................................................33
         Section 3.29      Stockholders..........................................................................33
         Section 3.30      Derivatives...........................................................................34
         Section 3.31      Accounting Controls...................................................................34
         Section 3.32      Board Recommendation..................................................................34
         Section 3.33      Combinations Involving the Company....................................................34
         Section 3.34      Qualification as a Reorganization.....................................................35
         Section 3.35      Brokers, Finders and Investment Bankers...............................................35
         Section 3.36      No Other Representations or Warranties; Disclosure Letter.............................35
         Section 3.37      Acknowledgement of the Company........................................................35

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF ACQUIROR...........................................................36
         Section 4.1       Organization and Qualification........................................................36
         Section 4.2       Authority.............................................................................36
         Section 4.3       No Consents Required..................................................................37
         Section 4.4       Absence of Violations or Conflicts....................................................37
         Section 4.5       Absence of Certain Changes or Events..................................................37
         Section 4.6       SEC Reports...........................................................................37
         Section 4.7       Rayovac Shares........................................................................38
         Section 4.8       Financing.............................................................................38
         Section 4.9       Investment............................................................................39
         Section 4.10      Litigation............................................................................39
         Section 4.11      Qualification as a Reorganization.....................................................39
         Section 4.12      Brokers, Finders and Investment Bankers...............................................39
         Section 4.13      No Other Representations or Warranties; Disclosure Letter.............................39
         Section 4.14      Acknowledgement of Acquiror...........................................................40

ARTICLE V. ADDITIONAL COVENANTS AND AGREEMENTS...................................................................40
         Section 5.1       Information Statement.................................................................40
         Section 5.2       Conduct of Business Pending the Closing...............................................41
         Section 5.3       Reasonable Best Efforts; Further Assurances; Cooperation..............................44
         Section 5.4       Expenses..............................................................................44
         Section 5.5       No Solicitation of Transactions.......................................................44
         Section 5.6       Public Announcements..................................................................45
         Section 5.7       Additional Financial Statements.......................................................45
         Section 5.8       Release of Company....................................................................45
         Section 5.9       Access to Books and Records...........................................................45
         Section 5.10      Filing under the HSR Act and the Canadian Competition Act.............................45
         Section 5.11      Restrictions on Transfers of the Acquiror Stock.......................................47
         Section 5.12      Employee Matters......................................................................47
         Section 5.13      Registration Rights with Respect to Acquiror Stock....................................47
         Section 5.14      Director and Officer Liabilities and Indemnification..................................48
         Section 5.15      Conduct of Business of Newco..........................................................49
         Section 5.16      Supplemental Indenture................................................................49
         Section 5.17      Cooperation in Syndication of New Debt................................................49
         Section 5.18      Affiliate Letters.....................................................................50
         Section 5.19      Stock Exchange Listing................................................................50
         Section 5.20      Confidentiality.......................................................................50
         Section 5.21      Reorganization Treatment..............................................................51
         Section 5.22      Notice of Consent.....................................................................51
         Section 5.23      Options and Warrants Exercised Between the Date Hereof and the Effective Time.........51

ARTICLE VI. CONDITIONS PRECEDENT TO THE CLOSING..................................................................51
         Section 6.1       Conditions of the Parties' Obligations to Effect the Closing..........................51
         Section 6.2       Conditions to Obligations of Acquiror and Newco.......................................52
         Section 6.3       Conditions to Obligations of the Company..............................................53

ARTICLE VII. ITEMS TO BE DELIVERED AT THE CLOSING................................................................53
         Section 7.1       To be Delivered by the Company........................................................53
         Section 7.2       To be Delivered by Acquiror and Newco.................................................54

ARTICLE VIII. TERMINATION AND ABANDONMENT........................................................................55
         Section 8.1       Termination and Abandonment...........................................................55
         Section 8.2       Specific Performance; Remedies Cumulative.............................................56
         Section 8.3       Rights and Obligations upon Termination...............................................56
         Section 8.4       Effect of Termination.................................................................56

ARTICLE IX. GENERAL PROVISIONS...................................................................................56
         Section 9.1       Non-Survival of Representations, Warranties, Covenants and Agreements.................56
         Section 9.2       Notices...............................................................................57
         Section 9.3       Table of Contents; Headings; Rules of Construction....................................58
         Section 9.4       Amendment.............................................................................58
         Section 9.5       Severability..........................................................................58
         Section 9.6       Waiver................................................................................58
         Section 9.7       No Third Party Beneficiaries; Assignment..............................................59
         Section 9.8       Time of the Essence; Computation of Time..............................................59
         Section 9.9       Disclosure............................................................................59
         Section 9.10      Counterparts..........................................................................59
         Section 9.11      Governing Law; Consent to Jurisdiction; Waiver of Jury Trial..........................59
         Section 9.12      No Strict Construction................................................................60
         Section 9.13      Entire Agreement......................................................................60
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                                            DEFINED TERMS

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$................................................................................................................58
Acquiror..........................................................................................................1
Acquiror Material Adverse Effect.................................................................................36
Acquiror SEC Filings.............................................................................................38
Acquiror Stock....................................................................................................5
Acquisition Proposal.............................................................................................44
Affiliate........................................................................................................45
Agreement.........................................................................................................1
Antitrust Division...............................................................................................45
Authorizations...................................................................................................16
Authorized Officer...............................................................................................49
Business Day.....................................................................................................58
C$...............................................................................................................58
Canadian Competition Act Compliance..............................................................................46
Canadian Employee Plan...........................................................................................22
Canadian Subsidiaries............................................................................................31
Canadian Tax Act.................................................................................................27
Cash Election Shares..............................................................................................7
Certificate of Merger.............................................................................................2
Claim............................................................................................................18
Clean-Up.........................................................................................................18
Closing...........................................................................................................2
Closing Date......................................................................................................2
COBRA............................................................................................................24
Code..............................................................................................................1
Commitment Letters...............................................................................................38
Company...........................................................................................................1
Company Common Share..............................................................................................4
Company Contracts................................................................................................28
Company Delivered Agreements.....................................................................................15
Company Financial Statements.....................................................................................16
Company Intellectual Property Rights.............................................................................21
Company Licenses.................................................................................................20
Company SEC Filings..............................................................................................33
Company Third Party Intellectual Property Rights.................................................................21
Competition Act..................................................................................................46
Consent...........................................................................................................1
Delaware Law......................................................................................................1
Disclosure Letter................................................................................................13
Dissenting Shares.................................................................................................5
DOL..............................................................................................................23
Effective Time....................................................................................................2
Election Deadline.................................................................................................8
Election Form.....................................................................................................7
Employee Plans...................................................................................................23
Environmental Claim..............................................................................................18
Environmental Law................................................................................................18
Environmental Permit.............................................................................................19
ERISA............................................................................................................22
ERISA Affiliate..................................................................................................23
Exchange Act.....................................................................................................33
Exchange Agent....................................................................................................6
Exchange Fund.....................................................................................................7
Exercisable Shares................................................................................................4
FTC..............................................................................................................45
GAAP.............................................................................................................17
Governmental Entity..............................................................................................16
Governmental Order...............................................................................................16
Hazardous Material...............................................................................................19
herein...........................................................................................................58
hereof...........................................................................................................58
hereto...........................................................................................................58
HIPAA............................................................................................................24
Holder Representation Form........................................................................................7
Holdings..........................................................................................................1
HSR Act..........................................................................................................45
In the Money Options..............................................................................................3
In the Money Options Aggregate Option Spread......................................................................4
Include..........................................................................................................58
including........................................................................................................58
Indemnified Party................................................................................................48
Indenture........................................................................................................17
Information Statement............................................................................................40
IRS..............................................................................................................23
Knowledge........................................................................................................15
Laws.............................................................................................................20
Leases...........................................................................................................27
Lee..............................................................................................................54
Liabilities......................................................................................................17
Liens............................................................................................................15
Loan Guarantor...................................................................................................17
Losses...........................................................................................................48
Material Adverse Effect..........................................................................................14
Memoranda........................................................................................................49
Merger............................................................................................................1
Merger Consideration..............................................................................................3
Multi-Employer Plan..............................................................................................22
New Certificates..................................................................................................6
Newco.............................................................................................................1
No-Election Shares................................................................................................8
Non-Accredited Investors..........................................................................................8
Non-Accredited Shares.............................................................................................8
Non-Determinable Shares...........................................................................................8
Old Certificates..................................................................................................6
Option............................................................................................................4
Options...........................................................................................................4
Owned Real Property..............................................................................................27
Participants.....................................................................................................23
Parties...........................................................................................................1
Party.............................................................................................................1
PBGC.............................................................................................................23
Pension/Profit-Sharing Plan......................................................................................22
Person...........................................................................................................18
Prior Transactions...............................................................................................35
Projections......................................................................................................50
Properties.......................................................................................................27
Purchaser Delivered Agreements...................................................................................36
Purchaser Disclosure Letter......................................................................................36
Rayovac Shares...................................................................................................38
Reallocated Cash Shares...........................................................................................9
Reallocated Stock Shares.........................................................................................10
Receiving Party..................................................................................................50
Registration Rights Agreement....................................................................................48
Regulation D......................................................................................................7
Regulatory Filings...............................................................................................47
Release..........................................................................................................19
Remedial Action..................................................................................................19
Returns..........................................................................................................25
Rule 145 Affiliate...............................................................................................12
Rule 145 Affiliate Agreement.....................................................................................12
SEC..............................................................................................................44
Securities Act...................................................................................................12
Shareholders Agreement...........................................................................................54
Shares...........................................................................................................14
State Acts.......................................................................................................12
Stock Election Shares.............................................................................................7
Stock Exchange Ratio..............................................................................................3
Subsidiary.......................................................................................................13
Supplemental Indenture...........................................................................................49
Surviving Corporation.............................................................................................1
Tax..............................................................................................................25
Taxes............................................................................................................25
Total Cash Consideration..........................................................................................4
Total Cash to be Allocated........................................................................................5
Total Stock Consideration.........................................................................................5
Transfer.........................................................................................................47
United Stockholders Agreement....................................................................................14
Warrant...........................................................................................................5
Warrants..........................................................................................................5

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                                    EXHIBITS

A.       Company Stockholder's Written Consent
B.       Election Form
C.       Holder Representation Form
D.       Rule 145 Affiliate Agreement
E.       Registration Rights Agreement
F.       Supplemental Indenture
G.       Form of Company Legal Opinion
H.       Form of Holdings Legal Opinion
I.       Standstill Agreement
J.       Shareholders Agreement
K.       Form of Acquiror/Newco Legal Opinion

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made January 3, 2005, by and among RAYOVAC CORPORATION, a Wisconsin corporation ("Acquiror"), LINDBERGH CORPORATION, a Delaware corporation and a wholly owned subsidiary of Acquiror ("Newco") and UNITED INDUSTRIES CORPORATION, a Delaware corporation (the "Company"). The foregoing parties to this Agreement are each a "Party" and collectively the "Parties."

                              BACKGROUND STATEMENT

         The respective Boards of Directors of the Parties have approved this Agreement and the transactions contemplated hereby, including the Merger, and deemed it advisable and in the best interests of their respective corporations and stockholders that the Parties consummate the Merger and the other transactions provided for herein. As a condition and inducement to Acquiror's willingness to enter into this Agreement, at or immediately following the execution of this Agreement, UIC Holdings, L.L.C., a Delaware limited liability company ("Holdings"), as the owner of over eighty percent (80%) of the outstanding voting and non-voting stock of the Company, will execute a written consent of the stockholders of the Company (dated as of the date hereof) in the form of Exhibit A (the "Consent") approving this Agreement and the transactions contemplated thereby, including the Merger. For United States federal income tax purposes, the Parties intend that the Merger qualify as a reorganization under the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Parties intend by executing this Agreement to adopt a plan of reorganization within the meaning of Treasury Regulation
Section 1.368-2(g).

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I.
                                   THE MERGER

         Section 1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the law of the State of Delaware ("Delaware Law"), Newco shall be merged with and into the Company (the "Merger"), the separate corporate existence of Newco shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

         Section 1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") (the time of such filing being the "Effective Time") as soon as practicable on or after the Closing Date. The closing of the Merger (the "Closing") shall take place (a) at the offices of Sutherland Asbill & Brennan LLP, 1114 Avenue of the Americas, 40th Floor, New York, New York 10036, 10:00 a.m., local time on February 4, 2005 or, if later, the third (3rd) Business Day after the conditions set forth in Article VI are satisfied or waived by the Party or Parties entitled to waive them, or (b) at such other place and time as the Parties may agree (the "Closing Date").

         Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law.

         Section 1.4 Articles of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Newco as in effect immediately prior to the Effective Time, until thereafter amended in accordance with and as provided in such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall read as follows: "The name of the corporation is United Industries Corporation." At the Effective Time, the Bylaws of the Company shall be amended and restated in their entirety to be identical to the Bylaws of Newco as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such Bylaws.

         Section 1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Newco immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Newco immediately prior to the Effective Time, until their respective successors are duly appointed.

         Section 1.6 Tax Consequences. It is intended by the Parties that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The Parties adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g).

         Section 1.7 Further Action. At and after the Effective Time, the officers and directors of Acquiror and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Newco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Newco, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE II.
                      CONSIDERATION; EXCHANGE PROCEDURES

         Section 2.1 Merger Consideration. The total consideration to be paid by Acquiror to all of the holders of Company Common Shares, Warrants and Options (subject to adjustment for rounding pursuant to Section 2.5(a) and for the payment of cash in lieu of fractional shares pursuant to Section 2.5(b)) under this Agreement shall be a combination of 13,750,000 shares of Acquiror Stock and $70,000,000.00 in cash (collectively, the "Merger Consideration"). For purposes of making the allocations of the Merger Consideration described in this Agreement, the shares of Acquiror Stock are assigned a value of $29.40 per share (determined on the basis of the average of the closing prices of Acquiror Stock for the ten (10) trading day period leading up to and including December 31, 2004). Subject to the provisions of this Agreement, including the election and allocation provisions set forth in this Article II, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any
Person:

            (a) Company Options.

                (i) In the Money Options. Each Option with an exercise price per Company Common Share less than $5.997 that remains unexercised, vested and outstanding immediately prior to the Effective Time (the "In the Money Options") shall be converted into the right to receive an amount in cash equal to the amount obtained by multiplying (x) the number of Exercisable Shares subject to such holder's In the Money Options by (y) the result obtained by subtracting the exercise price per share for such In the Money Options from $5.997.

                (ii) Out of the Money Options. Each Option with an exercise price per Company Common Share equal to or greater than $5.997 shall not be entitled to receive any Merger Consideration.

                (iii) Termination of all Options. Each Option that is outstanding and unexercised as of the Effective Time, whether or not then vested and exercisable, shall be terminated as of the Effective Time.

            (b) Company Common Shares. Each Company Common Share (excluding treasury stock (which for this purpose shall not include any shares held by a trustee under any of the Company's or the Subsidiaries' deferred compensation plans) and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall, at the election of the holder thereof, be converted into the right to receive:

                (i) 0.20398 shares of Acquiror Stock (the "Stock Exchange Ratio"); or

                (ii) cash in the amount of $5.997 (the "Cash Exchange Ratio").

            (c) Warrants. Each Warrant that remains unexercised and outstanding immediately prior to the Effective Time shall, at the election of the holder thereof, either:

                (i) Exchanged Warrants. Be converted into the right to receive:

                    (A) the number of shares of Acquiror Stock equal to the result obtained by (1) multiplying (Y) the number of Company Common Shares for which such Warrants are exercisable by (Z) the result obtained by subtracting the exercise price per share for such Warrant from $5.997 and then (2) dividing the result obtained in (1) by $29.40; and/or

                    (B) cash in the amount obtained by multiplying (x) the number of Company Common Shares for which such Warrant is exercisable by (y) the result obtained by subtracting the exercise price per share for such Warrant from $5.997; or

                  (ii) Retained Warrants. Continue to remain outstanding in accordance with its terms and after the Effective Time be exercisable for the following consideration contained in the Exchange Fund, rather than Company Common Shares, in a consideration mix determined pursuant to
     Section 2.6:

                    (A) the number of shares of Acquiror Stock obtained by multiplying the number of Company Common Shares for which such Warrant is exercisable by the Stock Exchange Ratio;

                    (B) cash in an amount obtained by multiplying the number of Company Common Shares for which such Warrant is exercisable by $5.997; or

                    (C) a combination of such Acquiror Stock and cash determined in accordance with clauses (A) and (B).

         Section 2.2 Certain Definitions. For purposes of this Article II, the following terms shall have the meanings set forth below:

            (a) "Company Common Shares" means the Company's $0.01 par value Class A Common Stock and $0.01 par value, Class B Common Stock.

            (b) "Exercisable Shares" means, with respect to each In the Money Option that remains outstanding immediately prior to the Effective Time, the number of Company Common Shares for which such In the Money Option is exercisable immediately prior to the Effective Time.

            (c) "In the Money Options Aggregate Option Spread" means $12,916,532.24 less the aggregate amount obtained by multiplying the number of Exercisable Shares with respect to each In the Money Options as of the date of this Agreement exercised prior to the Effective Time by the result obtained by subtracting the exercise price for each such In the Money Options from $5.997.

            (d) "Options" means the currently outstanding options to purchase 7,925,000 Company Common Shares (each, an "Option").

            (e) "Total Cash Consideration" means $70,000,000.00.

            (f) "Total Cash to be Allocated" means the sum of the Total Cash Consideration plus the aggregate proceeds delivered by the Company to the Exchange Agent pursuant to Section 5.23.

            (g) "Total Stock Consideration" means 13,750,000 shares of Acquiror's $0.01 par value Common Stock ("Acquiror Stock").

            (h) "Warrants" means the currently outstanding warrants to purchase 9,500,000 Company Common Shares (each, a "Warrant").

         Section 2.3 Treatment of Shares. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

            (a) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Company Common Shares which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Delaware Law ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, Merger Consideration or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Delaware Law; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights, such holder or holders shall forfeit the right to appraisal of such shares of Company Common Stock and each of such shares shall thereupon be deemed to be Cash Election Shares and converted into the right to receive the cash consideration, without any interest thereon, in accordance with Sections 2.1(b)(ii) and 2.6.

            (b) Treasury Shares. Each Company Common Share held as treasury stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor. Notwithstanding the foregoing, any Company Common Shares held by any trustee under any of the Company's or any of the Subsidiaries' deferred compensation plans shall be treated as outstanding for purposes of this Agreement.

            (c) Outstanding Newco Stock. Each share of the capital stock of Newco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into one share of the capital stock of the Surviving Corporation.

         Section 2.4 Rights as Stockholders; Stock Transfers. At the Effective Time, the Company Common Shares shall no longer be outstanding and shall automatically be canceled and cease to exist and holders of Company Common Shares shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to such Company Common Shares with a record date occurring prior to the Effective Time, the consideration provided under this Article II and the appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Company Common Shares.

         Section 2.5 Fractional Shares and Cash and Rounding.

            (a) Fractional Cents and Rounding. Following the making of all allocations of cash and Acquiror Stock in accordance with Section 2.6, if the amount of cash to be paid to any holder of Company Common Shares, Options or Warrants would entitle such holder to receive a fraction of a cent in cash, any such dollar amounts shall be rounded to two decimal points, with any dollar amount equal to 0.0050 or higher being rounded up to the next highest whole cent. The foregoing determination will be determined on the basis of such holder's aggregate holdings of Company Common Shares, In the Money Options and Warrants, and the consideration payable hereunder in respect thereto.

            (b) Fractional Shares and Rounding. Notwithstanding any other provision hereof, no fractional shares of Acquiror Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger and no Acquiror dividend or other distribution or stock split or combination will relate to any fractional share of Acquiror Stock, and such fractional share of Acquiror Stock will not entitle the owner thereof to vote or to any rights of a security holder of Acquiror; instead, if, after the allocation of the Merger Consideration in accordance with Section 2.6, any holder of Company Common Shares or Warrants would otherwise be entitled to a fractional share of Acquiror Stock, Acquiror shall pay to such holder of Company Common Shares or Warrants (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of Acquiror Stock to which the holder would be entitled by $29.40. The determination of whether any holder of Company Common Shares or Warrants would be entitled to a fractional share of Acquiror Stock will be determined on the basis of such holder's aggregate holdings of Company Common Shares and Warrants, and the consideration payable hereunder in respect thereto. Following the making of all allocations of cash and Acquiror Stock in accordance with Section 2.6, if the amount of Acquiror Stock to be paid to any holder of Company Common Shares, Options or Warrants would entitle such holder to receive a fractional share of Acquiror Stock, any such fractional share amount shall be rounded to six decimal points, with any amount equal to 0.0000005 or higher being rounded up to the next highest one-hundred thousandth (.000001) of a share. Any such fractional share of Acquiror Stock with respect to which Acquiror has instead paid cash in lieu of such fractional share in accordance with this Section 2.5 (b) shall be removed from the Exchange Fund and returned to Acquiror.

         Section 2.6 Exchange Procedures; Deposit of Merger Consideration.

            (a) Exchange Fund. Within ten (10) Business Days after the date of this Agreement, Acquiror shall appoint a financial institution or other appropriate entity selected by Acquiror to act as exchange agent for the Merger (in such capacity, the "Exchange Agent"). At or prior to the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with such Exchange Agent for the benefit of the holders of certificates representing Company Common Shares ("Old Certificates") and the holders of In the Money Options and Warrants that remain outstanding immediately prior to the Effective Time, for exchange and payment in accordance with this Article II, certificates representing the Total Stock Consideration ("New Certificates") and the Total Cash Consideration (such cash and New Certificates, together with any dividends or distributions with respect thereto with a record date occurring on or after the Effective Time, and any amounts delivered by the Company to the Exchange Agent pursuant to Section 5.23 being hereinafter collectively referred to as the "Exchange Fund") to be paid pursuant to this Article II in exchange for outstanding Company Common Shares, to the holders of In the Money Options that remain unexercised, vested and outstanding immediately prior to the Effective Time and to the holders of Warrants that remain outstanding immediately prior to the Effective Time. The Exchange Agent shall have no liability for any actions taken, or failures to act, with respect to this Agreement in the absence of gross negligence or intentional misconduct on the part of the Exchange Agent. The Exchange Fund represents the total consideration to be paid to all holders of Company Common Shares, Options and Warrants pursuant to this Agreement and neither the Company, Acquiror nor the Exchange Agent shall be required to pay any additional amounts to such holders of Company Common Shares, Options or Warrants pursuant to this Agreement (other than any additional amounts required due to rounding pursuant to Section 2.5(a), cash paid in lieu of fractional shares pursuant to Section 2.5(b) and any amounts required to be paid to holders of Dissenting Shares in excess of the amounts allocated pursuant to Section 2.6).

            (b) No Interest. No interest will be paid or accrued on any Merger Consideration, including any cash to be paid in lieu of fractional shares of Acquiror Stock or in respect of dividends or distributions, that any holder of Company Common Shares, any holder of an Option that remains outstanding immediately prior to the Effective Time or any holder of a Warrant that remains outstanding immediately prior to the Effective Time shall be entitled to receive pursuant to this Article II.

            (c) Election and Exchange Procedures. As soon as practicable after the date of this Agreement, the Company shall, or Acquiror shall cause the Exchange Agent to, mail or make available to each holder of record of a certificate or certificates representing issued and outstanding Company Common Shares and each holder of Options or Warrants (i) the Information Statement,
(ii) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing Company Common Shares or Warrants shall pass only upon proper delivery of such certificates or Warrants to the Exchange Agent) advising such holder of the Merger and the procedure for surrendering to the Exchange Agent such certificates or Warrants, if applicable, in exchange for the consideration set forth in Sections 2.1(b) and (c) hereof; (iii) an election form in the form attached hereto as Exhibit B ("Election Form") and (iv) a holder representation form in the form attached hereto as Exhibit C ("Holder Representation Form") whereby each such holder will represent and agree, among other things, as to such holder's ownership of the Company Common Shares, In the Money Options or Warrants free of Liens, will indicate, in the case of Company Common Shares or Warrants, whether such holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act ("Regulation D"), and will acknowledge, in the case of Company Common Shares or Warrants, the restrictions imposed upon the transfer of any Acquiror Stock received by such holder pursuant to this Article II, as described in Sections 2.8(a) and 5.11. Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) of Company Common Shares or Warrants (A) to elect the number of such holder's Company Common Shares or Warrants (or portion thereof) with respect to which such Holder wishes to receive Acquiror Stock (the "Stock Election Shares"), (B) to elect the number of such holder's Company Common Shares or Warrants (or portion thereof) with respect to which such Holder wishes to receive cash (the "Cash Election Shares"), or (C) to indicate that such holder makes no such elections with respect to such holder's Company Common Shares or Warrants (or portion thereof) (the "No-Election Shares"). Nominee record holders who hold Company Common Shares or Warrants on behalf of multiple beneficial owners shall indicate how many of the shares or Warrants (or portion thereof) held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. Any Company Common Shares or Warrants with respect to which the holder thereof shall not, as of 5:00 p.m., Eastern Time, on the tenth (10th) Business Day following but not including the date of mailing of the Election Form or such other date as Acquiror and the Company shall mutually agree upon (the "Election Deadline"), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Notwithstanding anything in this Agreement to the contrary:
(X) if Acquiror does not reasonably believe, with respect to any holder of Company Common Shares or Warrants that has not submitted an effective, properly completed Election Form and Holder Representation Form, that such holder is an "accredited investor" within the meaning of Regulation D, all Company Common Shares, including Company Common Shares underlying Warrants (determined on a net exercise basis), actually or beneficially owned by such holder shall be deemed to be Cash Election Shares ("Non-Determinable Shares"); (Y) to the extent that, upon making the allocations made pursuant to Section 2.6(d), the number of holders of Company Common Shares or Warrants who (i) are to receive Acquiror Stock pursuant to such allocations and (ii) either indicate on Holder Representation Forms that such holders are not "accredited investors" within the meaning of Regulation D, or do not indicate whether they are "accredited investors" and who Acquiror does not reasonably believe are "accredited investors" within the meaning of Regulation D (collectively, the "Non-Accredited Investors") would exceed thirty-five (35), then any Company Common Shares, including Company Common Shares underlying Warrants (determined on a net exercise basis), actually or beneficially owned by any such Non-Accredited Investors (collectively, the "Non-Accredited Shares") shall be deemed Cash Election Shares and (Z) any Dissenting Shares, for purposes of making the allocations described in Section 2.6(d), shall be deemed Cash Election Shares. In the absence of an effective, properly completed Election Form and Holder Representation Form from any holder of Company Common Shares or Warrants, the Company will use its reasonable best efforts to obtain information reasonably sufficient to permit Acquiror to determine whether it reasonably believes that such holder is an "accredited investor" within the meaning of Regulation D. Any election to receive Acquiror Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by certificates representing all shares of Company Common Shares, if applicable, covered thereby and Warrants, if applicable, covered thereby, subject in each case to the provisions of
Section 2.6(g), and a completed Holder Representation Form. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent prior to the Election Deadline. The Exchange Agent shall have reasonable discretion, after consultation with the Company and Acquiror, to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made and to interpret the provisions of this
Article II. If this Agreement is terminated and abandoned prior to the Closing Date, the Exchange Agent shall return promptly to each of the Company's stockholders the certificates representing Company Common Shares and the Warrants it has received from such stockholder and shall return promptly to the Company the funds received pursuant to Section 5.23. Any Holder of Company Common Shares or Warrants who returns a properly completed Election Form, Holder Representation Form, Old Certificates with respect to such Company Common Shares, if applicable, and Warrants, if applicable, prior to the Election Deadline as well as each holder of In the Money Options will be paid the Merger Consideration with respect to such Company Common Shares, In the Money Options or Warrants as soon as practicable at or immediately after the Effective Time.

            (d) Allocation of Merger Consideration.

                (i) If the number of Cash Election Shares times the Cash Exchange Ratio is less than the Total Cash to be Allocated minus the In the Money Option Aggregate Option Spread, then:

                              (1) all Cash Election Shares shall be
                     converted into the right to receive cash in accordance with Sections 2.1(b)(ii) and 2.1(c)(i)(B);

                              (2) No-Election Shares shall then be treated
                     as Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Cash Exchange Ratio equal the Total Cash to be Allocated minus the In the Money Option Aggregate Option Spread. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall allocate on a pro rata basis as described in Section 2.6(d)(iv) which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares;

                              (3) if all of the No-Election Shares are
                     treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Cash Exchange Ratio is less than the Total Cash to be Allocated minus the In the Money Option Aggregate Option Spread, then the Exchange Agent shall convert on a pro rata basis as described in Section 2.6(d)(iv) a sufficient number of Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Cash Exchange Ratio equals the Total Cash to be Allocated minus the In the Money Option Aggregate Option Spread, and all Reallocated Cash Shares will be converted into the right to receive cash in accordance with Sections 2.1(b)(ii) and 2.1(c)(i)(B); and

                              (4) all the Stock Election Shares that are
                     not Reallocated Cash Shares shall be converted into the right to receive Acquiror Stock in accordance with Sections 2.1(b)(i) and 2.1(c)(i)(A).

                (ii) If the number of Cash Election Shares times the Cash Exchange Ratio is greater than the Total Cash to be Allocated minus the In the Money Option Aggregate Option Spread, then:

                              (1) all Stock Election Shares and all
                     No-Election Shares shall be converted into the right to receive Acquiror Stock (upon exercise in the case of unexchanged Warrants) in accordance with Sections 2.1(b)(i), 2.1(c)(i)(A) and 2.1(c)(ii)(A);

                              (2) the Exchange Agent shall convert on a
                     pro rata basis as described in Section 2.6(d)(iv) a sufficient number of Cash Election Shares ("Reallocated Stock Shares") such that the number of remaining Cash Election Shares times the Cash Exchange Ratio equals the Total Cash to be Allocated minus the In the Money Option Aggregate Option Spread, and all Reallocated Stock Shares shall be converted into the right to receive Acquiror Stock in accordance with Sections 2.1(b)(i) and 2.1(c)(i)(A); and

                              (3) all the Cash Election Shares that are
                     not Reallocated Stock Shares shall be converted into the right to receive cash in accordance with Sections 2.1(b)(ii) and 2.1(c)(i)(B).

                (iii) If the number of Cash Election Shares times the Cash Exchange Ratio is equal to the Total Cash to be Allocated minus the In the Money Option Aggregate Option Spread, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Acquiror Stock.

                (iv) In the event that the Exchange Agent is required pursuant to Section 2.6(d)(i)(2) to allocate which No-Election Shares are to be treated as Cash Election Shares and which No-Election Shares are to be treated as Stock Election Shares, each holder of No-Election Shares shall be allocated a pro rata portion of the total No-Election Shares that need to be treated as Cash Election Shares based on the total number of Company Common Shares, including Company Common Shares underlying Warrants (determined on a net exercise basis), designated as No-Election Shares and the number of Cash Election Shares required to be allocated pursuant to
     Section 2.6(d)(i)(2). In the event that the Exchange Agent is required pursuant to Section 2.6(d)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares based on the total number of Company Common Shares, including Company Common Shares underlying Warrants (determined on a net exercise basis), held by such holder of Stock Election Shares and the total number of Company Common Shares, including Company Common Shares underlying Warrants (determined on a net exercise basis), held by all such holders of Stock Election Shares. In the event the Exchange Agent is required pursuant to
     Section 2.6(d)(ii)(2) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares based on the total number of Company Common Shares, including Company Common Shares underlying Warrants (determined on a net exercise basis), held by such holder of Cash Election Shares and the total number of Company Common Shares, including Company Common Shares underlying Warrants (determined on a net exercise basis), held by all such holders of Cash Election Shares; provided, however, that in no event shall any Non-Determinable Shares, any Non-Accredited Shares, if Section 2.6(c)(Y) applies, or any Dissenting Shares be included in such calculations or converted into Reallocated Stock Shares.

            (e) Unclaimed Merger Consideration. Promptly following the date that is six (6) months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement; and any holders of Company Common Shares, Options or Warrants who have not theretofore complied with this Article II may look thereafter only to the Surviving Corporation for the Merger Consideration to which they are entitled pursuant to this Article II, in each case, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of Company Common Shares, Options or Warrants immediately prior to the time that such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Exchange Agent nor any Party hereto shall be liable to any former holder of Company Common Shares, Options or Warrants for any Acquiror Stock, any dividends or distributions thereon or any cash to be paid as part of the Merger Consideration or in lieu of fractional shares of Acquiror Stock, in each case, which has been delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

            (f) No Dividends with Respect to Unsurrendered Old Certificates. No dividends or other distributions with respect to Acquiror Stock with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing Company Common Shares converted in the Merger into the right to receive such Acquiror Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 2.6. After becoming so entitled in accordance with this Section 2.6, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the shares of Acquiror Stock such holder had the right to receive upon surrender of the Old Certificates.

            (g) Lost Certificates or Warrants. If any Old Certificate or Warrant has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate or Warrant to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Old Certificate or Warrant, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Old Certificate or Warrant (i) the number of shares of Acquiror Stock to which such Person is entitled pursuant to Sections 2.1(b)(i), 2.1(c)(i) or 2.1(d), and (ii) a check in an amount equal to the sum of the cash to be paid to such Person as part of the Merger Consideration, if any, and the cash to be paid in lieu of any fractional shares of Acquiror Stock to which such Person is entitled pursuant to Section 2.5, if any.

            (h) Withholding. Acquiror and the Exchange Agent, after consultation with the Company, are entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Warrants or In the Money Options such amounts as Acquiror is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any applicable Law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts may be treated for all purposes of this Agreement as having been paid to the holders of Company Common Shares, Warrants or In the Money Options in respect of which such deduction and withholding were made by Acquiror or the Exchange Agent.

            (i) Affiliates. Notwithstanding the other provisions of this
Article II, Old Certificates surrendered for exchange by any Person who may be deemed to be an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act, including all of the directors and executive officers of the Company (each, a "Rule 145 Affiliate"), shall not be exchanged until Acquiror has received a written agreement from that Rule 145 Affiliate in the form attached as Exhibit D (a "Rule 145 Affiliate Agreement").

         Section 2.7 Anti-Dilution Provisions. In the event Acquiror changes (or establishes a record date for changing) the number of shares of Acquiror Stock issued and outstanding between the date hereof and the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding shares of Acquiror Stock and the record date therefor shall be prior to the Effective Time, the Stock Exchange Ratio shall be proportionately adjusted.

         Section 2.8 Legending of Securities.

            (a) The shares of Acquiror Stock to be delivered in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of
Section 4(2) thereof, Regulation D, or other private offering exemptions, and similar exemptions under applicable state securities laws (the "State Acts"), and Acquiror is relying on the representations of the stockholders of the Company with respect to such exemptions. Each stockholder will acknowledge in its Holder Representation Form that it understands and agrees, that stop transfer instructions with respect to the shares of Acquiror Stock received by such stockholder pursuant to this Agreement will be given to Acquiror's transfer agent and that there will be placed on the certificates for such shares legends stating in substance as follows:

                  (i) The securities represented hereby have not been
            registered under the Securities Act of 1933, as amended, or any state or other securities laws and may not be offered, sold, transferred or otherwise disposed of unless registered with the United States Securities and Exchange Commission and the securities regulatory authorities of applicable states or foreign countries or unless an exemption from such registration is available.

                  (ii) The offer, sale, transfer or disposal of the securities represented hereby is restricted pursuant to a Holder Representation Form and Section 5.11 of the Agreement and Plan of Merger among Rayovac Corporation, United Industries Corporation, and the other parties thereto. Rayovac Corporation shall furnish to the Holder hereof a copy of such Form and Agreement and Plan of Merger upon request and without charge.

            (b) The foregoing legends will also be placed on any certificate representing securities issued subsequent to the original issuance of the Acquiror Stock pursuant to this Agreement as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as the Acquiror Stock issued to the holders of Company Common Shares pursuant to this Agreement has not been transferred in such manner to justify the removal of the legends therefrom.

            (c) (i) Upon request from any holder of Acquiror Stock issued pursuant to this Agreement received more than twelve (12) months but less than eighteen (18) months after the Closing Date, Acquiror will cause the transfer agent for its stock to issue new certificates to such requesting holder reflecting the legend set forth in (a)(ii) above only on fifty percent (50%) of such shares of Acquiror Stock, (ii) upon request from any holder of Acquiror Stock issued pursuant to this Agreement received more than eighteen (18) months after the Closing Date, Acquiror will cause the transfer agent for its stock to issue new certificates to such requesting holder reflecting the removal of the legend set forth in (a)(ii) above on all such shares of Acquiror Stock and
(iii) the legend set forth in (a)(i) above shall be removed by Acquiror from any certificate evidencing Acquiror Stock upon delivery to Acquiror of an opinion by counsel, reasonably satisfactory to Acquiror, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Acquiror Stock was issued hereunder.

                                 ARTICLE III.
           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

         The Company represents and warrants to Acquiror and Newco as follows, except as set forth in the letter delivered by the Company to Acquiror on the date hereof, which contains certain exceptions to the representations and warranties of the Company in this Agreement (the "Disclosure Letter"):

         Section 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. The copies of the Company's bylaws, as amended to date, which have been delivered or made available to Acquiror, are complete and correct, and such bylaws, as so amended, are in full force and effect. As used in this Agreement, the term "Subsidiary" means, with respect to the Company, any corporation or other organization, whether incorporated or unincorporated, of which at least fifty percent (50%) of the securities or interests having by the terms thereof voting power to elect at least fifty percent (50%) of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by the Company. The Subsidiaries are listed in Section 3.1 of the Disclosure Letter. Each of the Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has the corporate or other organizational power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. The Company and each of the Subsidiaries is duly qualified and is in good standing to do business in all jurisdictions in which it is required to be qualified, except where the lack of such qualification would not have a Material Adverse Effect. "Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, but excluding any effect resulting from or relating to (i) general economic conditions or general effects on the industry in which the Company and the Subsidiaries are primarily engaged (including as a result of (a) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (b) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States), (ii) resulting from the public announcement of the transactions contemplated by this Agreement or (iii) relating to or resulting from action taken by Acquiror or any of its Affiliates or representatives.

         Section 3.2 Capitalization and Ownership.

            (a) The Company. The authorized capital stock of the Company is 51,457,500 shares of $0.01 par value Class A common stock and 51,457,500 shares of $0.01 par value Class B common stock (collectively, the "Shares") and 40,000 shares of $0.01 par value Class A Preferred Stock. There are 35,954,496 shares of Class A common stock, 35,954,496 shares of Class B common stock and zero shares of Class A Preferred Stock issued and outstanding and 3,081,569 shares of Class A common stock, 3,081,569 shares of Class B common stock and zero shares of Class A Preferred Stock held as treasury stock. All of the issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. The Shares represent all of the issued and outstanding capital stock of the Company. Except as set forth in Section 3.2(a) of the Disclosure Letter, there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating the Company to issue, transfer, register with any securities commission or other authority, deliver or sell or cause to be issued, transferred, so registered, delivered or sold, additional shares of the Company or other securities of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 3.2(a) of the Disclosure Letter, there are no stockholders' agreements, voting trusts, proxies or other similar agreements with respect to the Shares to which the Company is a party. Each stockholder of the Company has signed the United Industries Corporation Stockholders Agreement dated January 20, 1999, as amended (the "United Stockholders Agreement"), which is included in Section 3.2(a) of the Disclosure Letter. The United Stockholders Agreement, including the waiver of appraisal rights contained therein, is a valid and binding obligation of the parties thereto enforceable against each in accordance with its terms. The stockholders of the Company as of the date of this Agreement and the numbers and classes of shares held by each are set forth in Section 3.2(a) of the Disclosure Letter.

            (b) Subsidiaries. All of the issued and outstanding shares of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. There are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating any Subsidiary to issue, transfer, register with any securities commission or other authority, deliver or sell or cause to be issued, transferred, so registered, delivered or sold, additional shares of any Subsidiary or other securities of any Subsidiary or obligating any Subsidiary to grant, extend or enter into any such agreement or commitment. Except as disclosed in Section 3.2(b) of the Disclosure Letter, the Company owns all right, title and interest in and to all of the outstanding shares of each of the Subsidiaries, free and clear of all liens, mortgages, security interests, pledges, charges, other rights of third parties or other encumbrances (collectively, "Liens"). There are no stockholders' agreements to which the Company or any of the Subsidiaries is a party or, to the Knowledge of the Company, any other stockholders' agreements, with respect to the shares of any of the Subsidiaries. Except as disclosed in
Section 3.2(b) of the Disclosure Letter, the Company has the right to elect all of the directors of each Subsidiary and the power to control the business and affairs of each Subsidiary.

            (c) "Knowledge" means, with (i) respect to the Company, the actual knowledge of Robert L. Caulk, Gregory Flanagan, John A. Heil, John Hill, Daniel
J. Johnston, Thomas Kasvin, Louis Laderman, William H. Metzger, Robert Rubin, Steven D. Schultz, Rick K. Spurlock and Stephen L. Tooker, and (ii) with respect to Acquiror and Newco, the actual knowledge of any executive officer of Acquiror.

         Section 3.3 Authority. With respect to this Agreement and any other agreements, instruments and documents executed and delivered by the Company pursuant to this Agreement (this Agreement and such other agreements, instruments and documents delivered by the Company are collectively referred to as the "Company Delivered Agreements") (i) the Company has the corporate power and authority to enter into the Company Delivered Agreements executed and delivered by it and to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, them; (ii) the execution and delivery by the Company of the Company Delivered Agreements and the consummation by the Company of the transactions contemplated on its part thereby have been duly authorized by the Board of Directors; (iii) other than the approval of the stockholders of the Company, no other action on the part of the Company is necessary to authorize the execution and delivery of the Company Delivered Agreements by the Company or the consummation by the Company of the transactions contemplated thereby; and (iv) the Company Delivered Agreements will, when executed and delivered (assuming the due execution and delivery by the other parties thereto), constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including statutory or other Laws regarding fraudulent transfers), and is subject to general principles of equity.

         Section 3.4 No Consents Required. Except as set forth in Section
3.4 of the Disclosure Letter and except (i) for the pre-merger notification requirements of the HSR Act and the rules and regulations thereunder and any filings required under the Canadian Competition Act, if any; (ii) the filing of the Certificate of Merger; and (iii) where failure to obtain such consent, authorization, clearance, order or approval, or filing or registration would not prevent the Company from performing its obligations under this Agreement in any material respect, no consent, authorization, clearance, order or approval, or filing or registration (collectively, "Authorizations") of or with any executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public Person (collectively, a "Governmental Entity") or any other Authorization of or with any other Person, is required in connection with the execution and delivery of the Company Delivered Agreements by the Company and the consummation by the Company of the transactions contemplated by, or other compliance with or performance under, the Company Delivered Agreements.

         Section 3.5 Absence of Violations or Conflicts. Except as set forth in Section 3.5 of the Disclosure Letter, the execution and delivery of the Company Delivered Agreements and the consummation by the Company of the transactions contemplated by, or other compliance with or performance under, them do not and will not with the passing of time or giving of notice or both
(a) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of the Company or the Subsidiaries under (i) any material contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions), (ii) any material order, writ, judgment, injunction, decree, stipulation, determination, agreement, arrangement or award entered by or with any Governmental Entity (a "Governmental Order") to which the Company or the Subsidiaries are subject, (iii) any Laws to which the Company or the Subsidiaries are subject or (iv) the certificate of incorporation or bylaws or other governing documents of the Company or any of the Subsidiaries, except in the case of (i), (ii) and (iii), where such violation, conflict, default, termination or imposition could not reasonably be expected to have a Material Adverse Effect; or (b) create, or cause the acceleration of the maturity of, any debt, obligation or liability of the Company or the Subsidiaries. The Company has taken all action necessary in order to exempt this Agreement, the Merger and the other transactions contemplated hereby from (x) the requirements of any "moratorium", "control share", "fair price" or other antitakeover laws and regulations of the State of Delaware, including Section 203 of the Delaware General Corporation Law, and of any other state and (y) any other applicable provisions of the Company's certificate of incorporation and bylaws.

         Section 3.6 Financial Statements. The Company has previously provided to Acquiror true and complete copies of (i) the audited consolidated balance sheets of the Company and the Subsidiaries (but only such Subsidiaries that existed as Subsidiaries as of the respective dates) as of December 31, 2002 and December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the notes thereto, together with the unqualified audit report thereon of the Company's independent certified public accountants, and a true and complete copy of the unaudited consolidated balance sheet and related consolidated statement of operations of the Company and the Subsidiaries for the period ending September 30, 2004 and (ii) the corresponding audited financial statements for each of the Subsidiaries acquired by the Company after December 31, 2001 (together with any other financial statements required to be delivered pursuant to Section 5.7, collectively, the "Company Financial Statements"). The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and the Subsidiaries and present fairly, in all material respects, the financial position and results of operations of the Company and the Subsidiaries as of the dates and for the periods indicated in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered by such statements, except as otherwise stated in the Company Financial Statements.

         Section 3.7 Absence of Certain Changes or Events. Except as set forth in Section 3.7 of the Disclosure Letter, since September 30, 2004, there has not been: (i) any change, development, event or condition that has resulted in, or could be reasonably expected to result in, a Material Adverse Effect;
(ii) any material damage, destruction, loss or casualty to property or assets of the Company or the Subsidiaries, taken as a whole, whether or not covered by insurance; (iii) any strike, work stoppage or slowdown or other labor trouble involving the Company or any of the Subsidiaries; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital shares or property) with respect to the capital stock of the Company; (v) any redemption or other acquisition by the Company or any of the Subsidiaries of any of the shares of the capital stock of the Company or any of the Subsidiaries; (vi) any split, combination, reclassification or other similar change in the outstanding shares of the capital stock of the Company or any of the Subsidiaries; (vii) any material transaction entered into by the Company or any of the Subsidiaries other than in the ordinary course of business; or
(viii) any agreement by the Company or any of the Subsidiaries to do any of the foregoing.

         Section 3.8 No Claims Against the Company. No stockholder or former stockholder of the Company or any of the Subsidiaries has any claim against the Company or any of the Subsidiaries, except as disclosed in Section 3.8 of the Disclosure Letter and except as otherwise specifically provided in this Agreement.

         Section 3.9 Absence of Undisclosed Liabilities; Indenture.

            (a) Undisclosed Liabilities. For purposes of this Agreement, the term "Liabilities" shall include any of the Company's or any of the Subsidiaries' debts, liabilities or obligations of any kind whatsoever, whether accrued, absolute, contingent, changing, known, unknown, determinable, indeterminable, liquidated, unliquidated or otherwise and whether due or to become due in the future. Except as set forth in the Company Financial Statements or disclosed in Section 3.9(a) of the Disclosure Letter, each of the Company and the Subsidiaries (a) did not have, as of September 30, 2004, any Liabilities required by GAAP to be disclosed in the Company's consolidated balance sheet, and (b) has not incurred since September 30, 2004, any Liabilities other than liabilities or obligations incurred in the ordinary and usual course of business after September 30, 2004, which would not be required by GAAP to be disclosed in the Company's consolidated balance sheet. Section 3.9(a) of the Disclosure Letter lists, and the Company has delivered to Acquiror copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by the Company or the Subsidiaries.

            (b) Indenture. Section 3.9(b) of the Disclosure Letter lists the name of each Guarantor, as that term is defined in Section 1.01 of the Indenture dated as of March 27, 2003, between the Company, the Guarantors and U.S. Bank National Association (the "Indenture"), each such Guarantor being hereafter referred to as a "Loan Guarantor."

         Section 3.10 Legal Proceedings. Except as disclosed in Section 3.10 of the Disclosure Letter, (i) there is no claim, action, suit or proceeding (each, a "Claim") pending or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of its properties or assets (or any of its officers or directors in connection with the business of the Company or the Subsidiaries) before any arbitrator or Governmental Entity that, if determined adversely, could be reasonably expected to have a Material Adverse Effect, nor has the Company or any of the Subsidiaries received notice of any investigation by any Governmental Entity or other individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity (collectively, a "Person") against the Company or any of the Subsidiaries (or any of its officers or directors in connection with the business of the Company or the Subsidiaries) which would have such effect; and (ii) neither the Company nor any of the Subsidiaries (or any of its officers or directors in connection with the business of the Company or the Subsidiaries) is a party to or bound by any Governmental Order of any Governmental Entity, arbitrator or any other Person against the Company or any of the Subsidiaries that could reasonably expected to have a Material Adverse Effect.

         Section 3.11 Environmental Matters.

            (a) When used in this Section 3.11:

                  (i) "Clean-Up" means all actions required under applicable
            Environmental Law to: (A) contain, clean-up, remove, treat or remediate Hazardous Materials so that they do not migrate or endanger human health or the environment; (B) perform post-remedial monitoring and care; or (C) respond to any request by any Governmental Entity for information or documents in any way relating to containment, clean-up, removal, treatment or remediation or potential containment, clean-up, removal, treatment or remediation of Hazardous Material.

                  (ii) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person against the Company or the Subsidiaries alleging potential liability (including potential liability for investigatory costs, Clean-Up costs, Remedial Action, governmental response costs, natural resources damages, property damages, personal injuries or penalties) under any Environmental Law arising out of, based on or resulting from (A) the presence, or Release, of any Hazardous Material on the real property owned or leased by the Company or the Subsidiaries, or (B) circumstances forming the basis of any violation, or alleged violation, by the Company or the Subsidiaries under any Environmental Law or Environmental Permit.

                  (iii) "Environmental Law" means all applicable Laws relating to pollution or protection of the environment. Without limiting the generality of the foregoing, Environmental Law includes Laws relating to Releases or threatened Releases of Hazardous Material or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Material and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Material.

                  (iv) "Environmental Permit" means each permit, approval,
            registration identification number, license, certificate and other authorization which is or may be required under any applicable Environmental Law.

                  (v) "Hazardous Material" means any substance, chemical,
            compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is classified or regulated as "hazardous" or "toxic" pursuant to Environmental Law, and includes friable asbestos-containing material, polychlorinated biphenyls and petroleum products.

                  (vi) "Release" means any release, spill, emission,
            discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata), or into or out of any property, including the movement of Hazardous Material through or in the air, soil, surface water, groundwater or property.

                  (vii) "Remedial Action" means any action or proceeding to
            (A) cause the removal of any Hazardous Material, (B) correct or prevent an environmental problem resulting from the prior treatment, storage, Release or disposal of Hazardous Material or to recover the cost of either by a Governmental Entity or other Person, or (C) cause the removal of any fill or implement any remediation, restoration or mitigation that may be required in connection with any dredging, filling or disturbance activities in any wetland or wetlands.

            (b) Except as set forth in Section 3.11(b) of the Disclosure
Letter: (i) the Company and the Subsidiaries are, and for the past five (5) years have been, in compliance in all material respects with all applicable Environmental Laws (which compliance includes the possession of all material Environmental Permits, and material compliance with the terms and conditions thereof) and (ii) neither the Company nor any of the Subsidiaries has received any written communication from any Governmental Entity or other Person alleging that the Company or the Subsidiaries is not in such material compliance.

            (c) Except as set forth in Section 3.11(c) of the Disclosure Letter or in compliance in all material respects with Environmental Laws, the Company and the Subsidiaries have not (i) except for immaterial events, used, treated, stored, disposed of, or caused a Release of any Hazardous Material on, under, at, from or in any way affecting any real property owned or leased by the Company or the Subsidiaries, or (ii) shipped any Hazardous Material generated on any real property owned or leased by the Company or the Subsidiaries to any other place for use, treatment, storage, treatment or disposal.

            (d) Except as set forth in Section 3.11(d) of the Disclosure Letter, there is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or the Subsidiaries or any of their assets or business, which, if adversely determined, could be reasonably expected to have a Material Adverse Effect.

            (e) Except as set forth in Section 3.11(e) of the Disclosure Letter, to the Knowledge of the Company, no other Person has placed, stored, deposited, discharged, buried, dumped or disposed or caused the Release of Hazardous Material or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on or beneath any real property owned or leased by the Company or the Subsidiaries, the presence of which would give rise to a Material Environmental Claim or constitute a material violation of an Environmental Law.

            (f) Neither the Company nor any of the Subsidiaries owns or operates, nor to Knowledge of the Company have any of them formerly owned or operated, any site that, nor has the Company or any of the Subsidiaries sent wastes to, a site that, pursuant to any Environmental Law, has been placed on the "National Priorities List", the "CERCLIS" list, or any similar list of sites with suspected or confirmed environmental problems.

            (g) The Company has made available to Acquiror copies of all material environmental or health and safety related assessments, studies, reports, analyses, regulatory inspection reports, correspondence with Governmental Entities and results of investigations involving the Company or any of the Subsidiaries that are in the possession, custody or control of the Company or any of the Subsidiaries.

         Section 3.12 Governmental Authorization and Compliance with Laws. Each of the Company and the Subsidiaries is, and since January 1, 2000 has been, in material compliance with all laws, ordinances, regulations, policies, orders and rules (collectively "Laws") of all Governmental Entities applicable to the Company and the Subsidiaries or their business, properties or assets. Each of the Company and the Subsidiaries holds and has held all material licenses, permits, certificates, franchises, registrations, consents, Authorizations or other rights filed with, granted, issued by, or entered by any Governmental Entity that are required for the conduct of its business as now and then being conducted (collectively, "Company Licenses"). All of the material Company Licenses required for the conduct of the business of the Company and each of the Subsidiaries are valid and in full force and effect, and the terms of the Company Licenses are not subject to any restrictions or conditions that limit or would limit the operations of the business of the Company or the Subsidiaries as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. There are no proceedings pending or, to the Knowledge of the Company, complaints or petitions by others, or threatened proceedings, before any Governmental Entity relating to the Company Licenses.

         Section 3.13 Intellectual Property.

            (a) Each of the Company and the Subsidiaries owns, or is validly licensed or otherwise possesses legally enforceable and, except for limitations arising under licenses or similar contracts governing the Company's and the Subsidiaries' rights therein, unencumbered rights to use, all domestic and foreign patents, domestic and foreign trademarks, trade names, service marks, domain names and copyrights, any applications for and registrations of such patents, industrial designs, trademarks, trade names, service marks, domain names and copyrights, and all database rights, net lists, processes, formulae, methods, schematics, technology, invention, trade secrets, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary or used to conduct its business, or necessary or used with respect to the production, marketing, use, sale of products or export for sale currently under development by the Company or any of the Subsidiaries (the "Company Intellectual Property Rights"). Except as set forth in Section 3.13(a) of the Disclosure Letter, the Company and each Subsidiary has the unrestricted right to produce, use, market, license, sell and export for sale all of the products and services produced, used, marketed and licensed by it now and for the foreseeable future and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. Section 3.13(a) of the Disclosure Letter lists all of the material Company Intellectual Property Rights, denoting all material licenses or other agreements (other than licenses of generally available computer programs) pursuant to which the Company or any Subsidiary has any right to use or enjoy any intellectual property that is owned by others or pursuant to which the Company or any Subsidiary is under a duty of confidentiality with respect to any intellectual property owned by others. Each of the Company and the Subsidiaries has taken all action reasonably necessary to protect the Company Intellectual Property Rights, including use of reasonable secrecy measures to protect any trade secrets included in the Company Intellectual Property Rights, payment of maintenance or renewal fees where applicable for the Company Intellectual Property Rights, and filing of maintenance or renewal declarations or affidavits and accompanying materials where applicable for the Company Intellectual Property Rights. Section 3.13(a) of the Disclosure Letter sets forth a list of all material Company Intellectual Property Rights that will transfer to another party upon the happening of one or more specified events.

            (b) Except as set forth in Section 3.13(b) of the Disclosure Letter, the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any Person the right to terminate or modify, any license, sublicense or other contract or agreement relating to the Company Intellectual Property Rights, or any licenses, sublicenses or other contracts or agreements as to which the Company or any of the Subsidiaries is a party and pursuant to which the Company or any of the Subsidiaries is authorized to use any Person's patents, trademarks, trade names, service marks, trade dress, domain names, copyrights or trade secrets ("Company Third Party Intellectual Property Rights").

            (c) All material patents, trademarks, service marks, domain names and copyrights which are held by the Company or any of the Subsidiaries are valid and subsisting. Except as set forth in Section 3.13(c) of the Disclosure Letter, neither the Company nor any of the Subsidiaries has, since January 1, 2002, been involved in any material Claim, or received in writing any claim or notice, which involves a claim of infringement, dilution or misappropriation of any material patents, trademarks, trade names, service marks, trade dress, domain names, copyrights or violation of any trade secret or other proprietary right of any Person (nor is there any Claim that arose prior to such date that remains outstanding and unresolved). To the Knowledge of the Company, the manufacturing, use, marketing, sale or export for sale of the products of the Company and the Subsidiaries do not infringe upon, dilute, misappropriate or otherwise come into conflict with any patent, trademark, trade name, service mark, trade dress, copyright, trade secret or other proprietary right of any Person. To the Knowledge of the Company, no other Person has previously interfered with, misappropriated, infringed upon or diluted, or is currently interfering with, misappropriating, infringing upon or diluting, any Company Intellectual Property Rights or other proprietary, personality or privacy information of the Company or any Subsidiary. Except as set forth in Section 3.13(c) of the Disclosure Letter, there are no agreements, judgments or Governmental Orders which involve indemnification by the Company or any of the Subsidiaries with respect to infringement or misappropriation of intellectual property.

            (d) It is the policy of the Company and the Subsidiaries that each employee, agent, consultant or contractor of the Company and the Subsidiaries that may be reasonably anticipated to contribute to or participate in the creation or development of any copyrightable, patentable or trade secret material execute agreements providing that the Company or one of the Subsidiaries is deemed to be the original owner/author of all property rights therein and including an assignment or an agreement to assign in favor of the Company or one of the Subsidiaries all right, title and interest in such material. Except as disclosed in Section 3.13(d) of the Disclosure Letter, to the Knowledge of the Company, no employee, agent, consultant or contractor of the Company or any of the Subsidiaries who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any of the Subsidiaries has failed to execute such an agreement.

         Section 3.14  Employee Plans.

            (a) Schedule of Plans. Section 3.14(a) of the Disclosure Letter lists each of the following that the Company, any of the Subsidiaries or any ERISA Affiliate maintains, is required to contribute to or otherwise participates in or as to which the Company, any of the Subsidiaries or any ERISA Affiliate has any liability or obligation, whether accrued, contingent or otherwise:

                  (i) any "employee pension benefit plan" (as defined in the
            Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension/Profit-Sharing Plan"), including any pension, profit-sharing, retirement, thrift or stock bonus plan;

                  (ii) any "multi-employer plan" ("Multi-Employer Plan"),
            "multiple employer plan" or "multiple employer welfare arrangement" (all as defined in ERISA and/or the Code);

                  (iii) any "employee welfare benefit plan" (as defined in
            ERISA);

                  (iv) any of the Canadian Employee Plans that the Company or a Subsidiary maintains or contributes to for the benefit of any of the Company's or Subsidiary's employees, former employees or their respective dependent or beneficiaries, but excluding the Canada Pension Plan, the Quebec Pension Plan, any health or drug plan established and administered by a Province and workers' compensation insurance provided by federal or provincial law or a comparable program established and administered outside Canada. "Canadian Employee Plan" means all bonus, deferred compensation, incentive compensation, share purchase, share option, share appreciation, phantom share, savings, profit sharing, severance or termination pay, health, dental or other medical, life, disability or other insurance (whether insured or self-insured), mortgage insurance, employee loan, employee assistance, supplementary unemployment benefit, pension, retirement, supplementary retirement, plan, program and every other benefit plan, program, agreement, arrangement or practice (whether written or unwritten); and

                  (v) any other compensation, stock option, restricted stock, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees, officers, directors, independent contractors, leased employees, consultants or agents of the Company, any of the Subsidiaries or any ERISA Affiliate or their beneficiaries or dependents ("Participants"), including any health, life insurance, retiree medical, bonus, employment, consulting, incentive, retention or severance arrangement, and all outstanding stock options, restricted shares, phantom stock awards, stock appreciation rights, performance share unit awards or cash or other similar incentive awards thereunder;

(all of the foregoing in items (i), (ii), (iii), (iv) and (v) being referred to as "Employee Plans"). "ERISA Affiliate" means each trade or business (whether or not incorporated) that together with the Company or any of the Subsidiaries is treated as a single employer pursuant to Code Section 414(b), (c), (m) or
(o) or under the comparable provisions of ERISA.

            (b) Absence of Certain Types of Plans. Except as set forth in
Section 3.14(b) of the Disclosure Letter, neither the Company, any of the Subsidiaries nor any ERISA Affiliate has at any time incurred any unsatisfied liability under any Employee Plan described in paragraph 3.14(a)(ii), including any liability, joint or otherwise, under ERISA Title IV for a complete or partial withdrawal from any Multi-Employer Plan. Neither the Company nor any of the Subsidiaries has any obligation in respect of any Canadian Employee Plans that are multi-employer pension plans or multi-employer benefit plans except contribution obligations as set forth in the materials provided to Acquiror.

            (c) Employee Plans Documentation. The Company has delivered to Acquiror (and Section 3.14(c) of the Disclosure Letter lists each item delivered) copies of the following: (i) each written Employee Plan, as amended;
(ii) all Internal Revenue Service ("IRS") determination and opinion letters, or the Canadian equivalent, issued with respect to each Pension/Profit-Sharing Plan; (iii) the three (3) most recent actuarial valuations (if any) for each Pension/Profit-Sharing Plan; (iv) the three (3) most recent annual reports on the Form 5500 series, or the Canadian equivalent, including all schedules thereto; (v) each trust or custodial agreement, insurance contract or other document setting forth any other funding arrangement, if any, with respect to each Employee Plan; (vi) each administrative or other similar agreement with respect to the Employee Plans; (vii) the most recent ERISA summary plan description (including any summaries of material modifications), or the Canadian equivalent, or other summary of plan provisions distributed to participants or beneficiaries for each Employee Plan; (viii) each opinion or ruling from the IRS, the U.S. Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation ("PBGC"), or the Canadian equivalent, concerning any Employee Plan; (ix) each Registration Statement, amendment thereto and prospectus relating thereto filed with the SEC, or Canadian equivalent, or furnished to participants in connection with any Employee Plan; (x) written descriptions of all non-written agreements relating to the Employee Plans; and
(xi) a current sample of each notice or agreement required to be provided to any party pursuant to Code Section 4980B or ERISA Section 601 et seq. ("COBRA") and Code Section 9801 or ERISA Section 701 et seq. ("HIPAA").

            (d) Legal Compliance. The Employee Plans have been maintained and administered, in all material respects, in accordance with their terms and with all provisions of the Code, ERISA (including applicable regulations thereunder) and other applicable Laws. Each of the Company, the Subsidiaries and all ERISA Affiliates have fully complied in a manner that will not result in any Material Adverse Affect with all of their obligations under each of the Employee Plans and with all provisions of the Code, ERISA and any and all other applicable Laws. Except as set forth in Section 3.14(d) of the Disclosure Letter, each Pension/Profit-Sharing Plan: (i) has received a favorable determination letter from the IRS to the effect that it is qualified under Code Sections 401(a) and 501, both as to the original plan and all restatements or material amendments and (ii) has never been subject to any assertion by any Governmental Entity that it is not so qualified. No Employee Plan is subject to an audit by the IRS, DOL or any other Governmental Entity nor is it the subject of any voluntary compliance program, amnesty program, closing agreement or other similar programs, and no completed audit, compliance filing, closing agreement or similar action or agreement has resulted in the imposition of any Tax or penalty that has not been satisfied.

            (e) Accruals; Funding.

                (i) Pension/Profit-Sharing Plans. None of the Employee Plans is a Pension/Profit-Sharing Plan subject to ERISA Title IV (including those for retired, terminated or other Participants). None of the Company, any of the Subsidiaries or any ERISA Affiliate has terminated any Pension/Profit-Sharing Plan subject to Title IV as to which there is any remaining liability, or incurred any outstanding liability under ERISA
     Section 4062 to the PBGC or to a trustee appointed under ERISA Section
     4042.

                (ii) Contributions. Except as set forth in Section 3.14(e) of the Disclosure Letter: (1) the Company, each of the Subsidiaries and each ERISA Affiliate have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law, or required to be paid as expenses under such Employee Plan, including administrative and related expenses, PBGC premiums and amounts required to be contributed under Code Section 412; (2) all contributions have been made in accordance with the actuarial recommendations; and (3) no excise taxes may be assessed as a result of any nondeductible or other contributions made or not made to an Employee Plan.

            (f) Reporting and Disclosure. Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications that are required to have been filed, published or disseminated under the Code, ERISA or other Law and the rules and regulations promulgated by the Treasury Department, the DOL or by the SEC or any other Governmental Entity with respect to the Employee Plans have been so filed, published or disseminated.

            (g) Claims for Benefits. Other than claims for benefits arising in the ordinary course of the administration and operation of the Employee Plans, no claims, investigations or arbitrations are pending or threatened against any Employee Plan the Company, any of the Subsidiaries any ERISA Affiliate, any trust or arrangement created under or as part of any Employee Plan, any trustee, fiduciary, custodian, administrator or other Person holding or controlling assets of any Employee Plan, and no basis to anticipate any such claim or claims exists.

            (h) Prohibited Transactions; Terminations; Other Reportable Events. Except as set forth in Section 3.14(h) of the Disclosure Letter, neither the Company, any of the Subsidiaries, any ERISA Affiliate, any Employee Plan, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator or any other person or entity holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) that could subject any of the Company, any of the Subsidiaries, any ERISA Affiliate or any Employee Plan to any Tax, penalty or other cost or liability of any kind.

            (i) Creation of Obligations By Reason of the Merger. Except as set forth in Section 3.14(i) of the Disclosure Letter, the execution and delivery of the Company Delivered Agreements and the consummation of the transactions contemplated by the Company Delivered Agreements will not constitute an event under any Employee Plan that will or may result in any payment (whether severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Participant, including any obligation to make a payment that would be nondeductible under Code section 280G or any other Code provision.

            (j) Employee Recharacterization. Neither the Company, any Subsidiary nor any ERISA Affiliate has or could have any liability arising from the recharacterization of any Person engaged by the Company, any Subsidiary or any ERISA Affiliate as an independent contractor, lease employee, consultant or similar service provider as an Employee of the Company, any Subsidiary or any ERISA Affiliate, where such liability could reasonably be expected to have a Material Adverse Effect.

         Section 3.15 Tax Matters. Except as disclosed in Section 3.15 of the Disclosure Letter:

            (a) Each of the Company and the Subsidiaries has duly and timely filed all income Tax and other material Tax returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any United States federal, state or local, or foreign Taxes and has duly and timely paid all income Taxes and other material Taxes due and payable by it, other than Taxes which are being contested in good faith (and disclosed by the Company to Acquiror in writing). As used herein, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. The unaudited consolidated balance sheet of the Company and the Subsidiaries for the period ending September 30, 2004, establishes reserves for the payment of all income Taxes and other material Taxes not yet due and payable as of such date in conformity with GAAP applied on a consistent basis, except as otherwise stated in the Company Financial Statements. Each of the Company and the Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes from employees and other Persons.

            (b) None of the income Tax and other material Tax Returns of the Company or any of the Subsidiaries have been examined by the IRS or any other United States federal, state or local or any foreign Governmental Entity within the past six (6) years, other than reviews and assessments undertaken by the Canada Revenue Agency in the ordinary course for all Canadian Returns. There are no audits or other Governmental Entity proceedings presently pending nor, to the Knowledge of the Company, any other disputes pending with respect to, or claims asserted for, Taxes upon the Company or any of the Subsidiaries, nor has the Company or any of the Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of the Company or any of the Subsidiaries, except Liens for Taxes not yet due.

            (c) Neither the Company nor any of the Subsidiaries (i) has requested any extension of time within which to file any Return which has not since been filed or (ii) is required to include in income any adjustment by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries (nor to the Knowledge of the Company, has any Governmental Entity proposed any such adjustment or change of accounting method).

            (d) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Acquiror and its affiliated group (including the Surviving Corporation) by reason of Section 280G of the Code or give rise to any Tax under Section 4999 of the Code.

            (e) None of the Company or the Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date hereof or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

            (f) Neither the Company nor any of the Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group (other than a group of which Holdings, the Company or a Subsidiary is the common parent), or has any liability for Taxes of any Person (other than Holdings, the Company and the Subsidiaries) under Treasury Regulation Section 1.1502-6 or any analogous or similar provision of Law.

            (g) Neither the Company nor any of the Subsidiaries is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

            (h) No circumstances exist or have existed which have resulted in or may result in the application of any of sections 79 to 80.04 (relating generally to debt forgiveness) of the Income Tax Act (Canada), as amended (the "Canadian Tax Act") (or similar laws of a province) to the Company or any of the Subsidiaries. No Subsidiary has received a requirement pursuant to section 224 of the Canadian Tax Act which remains unsatisfied in any respect. For taxation years commencing after 1998 and ending on or before the Closing Date each Subsidiary has made and obtained records or documents, where required, that meet the requirements of paragraphs 247(4)(a) to (c) of the Canadian Tax Act with respect to all transactions and arrangements with non-resident Persons not dealing at arm's length with the relevant company within the meaning of the Canadian Tax Act. No Subsidiary has claimed any reserve for tax purposes, if as a result of such claim any amount could be included in income for a taxation year ending after the Closing Date and no Subsidiary has made a payment, nor is or may be obligated to make any payment, that may not be deductible by virtue of section 67 or 78 of the Canadian Tax Act (or similar laws of a province). There are no circumstances which have or could result in the application, either before, on or after Closing Date, of section 17 or paragraph 214(3)(a) of the Canadian Tax Act to any Subsidiary.

         Section 3.16 Title to Properties; Adequacy.

            (a) Section 3.16(a) of the Disclosure Letter lists (i) all of the real property owned by the Company or any of the Subsidiaries (the "Owned Real Property") and (ii) all of the leases (the "Leases") for real property to which the Company or any of the Subsidiaries is a party. Each Lease is in full force and effect, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including statutory or other Laws regarding fraudulent transfers), and is subject to general principles of equity.

            (b) The Company or one of the Subsidiaries has good and marketable title to or valid leasehold interests, in all properties and assets that are material to the conduct of the business of the Company, including those reflected in the Company Financial Statements (or acquired after the date of the Company Financial Statements by the Company or the Subsidiaries), or not reflected on the Company Financial Statements but used by the Company or the Subsidiaries, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since September 30, 2004 (which, to the extent material, are disclosed in Section 3.16(b) of the Disclosure Letter), including the Owned Real Property (collectively, the "Properties"), free and clear of any title defects or Liens, except (i) Liens securing debt reflected as liabilities on the latest balance sheet included in the Company Financial Statements, (ii) Liens for current Taxes and assessments not in default, (iii) mechanics', carriers', workers', repair persons', statutory or common law Liens either not delinquent or being contested in good faith and
(iv) Liens, covenants, rights-of-way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which could not reasonably be expected to have a materially adverse effect on the Company's or the Subsidiaries' use of such Properties affected for the purposes currently used or materially diminish the value of such Properties.

            (c) No Person other than the Company or the Subsidiaries is currently entitled to possession of any of the Properties, whether owned or leased by the Company or the Subsidiaries. The buildings, structures and improvements owned or leased by the Company or the Subsidiaries conform in all material respects to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby materially adversely interfere with the use of such Properties, buildings, structures or improvements for the purposes for which they are now utilized. Except as set forth in Section 3.16(c) of the Disclosure Letter, (i) each of the Properties is adequate in all material respects for the operations for which it is being used by the Company or the Subsidiaries, (ii) each of the Properties is in reasonably good repair and operating condition, normal wear and tear excepted, and (iii) the Properties constitute all of the properties that the Company and the Subsidiaries use in connection with the operation of their business as currently conducted. The Company and the Subsidiaries do not have any commitment or plan to make any capital expenditure with respect to any of the Properties in excess of $100,000 that has not been set forth in Section 3.16(c) of the Disclosure Letter.

         Section 3.17 Contracts. Section 3.17 of the Disclosure Letter sets forth an accurate and complete list of each written and, to the Knowledge of the Company, each oral agreement, contract, obligation, promise, or undertaking (including any and all amendments thereto) to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound which (a) relates to the borrowing of money or the guaranty of any obligation to borrow money; (b) involves revenues or expenditures in excess of $100,000 (excluding sale orders entered into in the ordinary course of business consistent with past practice); (c) is a collective bargaining agreement; (d) obligates the Company or any of the Subsidiaries not to compete with any business or in any territory or which otherwise restrains or prevents the Company or any of the Subsidiaries from carrying on any lawful business; (e) relates to employment, compensation, severance, consulting or indemnification between the Company or any of the Subsidiaries and any of their present or former officers, directors, employees or consultants who are entitled to compensation thereunder (other than indemnification of officers and directors under corporate charter or bylaw provisions); (f) relates to a material Company Third Party Intellectual Property Right; (g) involves the grant by or to the Company or any of the Subsidiaries of exclusive rights; or (h) is otherwise material to the assets, business, operations or financial condition of the Company and the Subsidiaries taken as a whole (collectively, the "Company Contracts"). To the Knowledge of the Company, all of the Company Contracts and Leases are enforceable by the Company or the Subsidiary which is a party thereto in accordance with their terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally, and is subject to general principles of equity. Neither the Company nor any of the Subsidiaries has received or given any notice of termination with respect to any of the Company Contracts. Except as set forth in Section 3.17 of the Disclosure Letter, neither the Company nor any of the Subsidiaries is in material breach or default under (and no event has occurred which with notice or the passage of time or both would constitute a material breach or default under) any Company Contract or Lease nor, to the Knowledge of the Company, is any other party to any of the Company Contracts or Leases in default thereunder (and to the Knowledge of the Company, no event has occurred which with notice or the passage of time or both would constitute a material breach or default thereunder). The Company has provided or made available to Acquiror true and complete copies of all of the Company Contracts and Leases.

         Section 3.18 Inventory. Except as set forth in Section 3.18 of the Disclosure Letter, the inventories as reflected in the Company Financial Statements and in the books and records of the Company and the Subsidiaries:
(a) are determined and valued in accordance with GAAP applied on a consistent basis; and (b) consist of items that are salable in the ordinary course of business (subject to the inventory reserves shown in the Company Financial Statements), are currently being sold (or reasonably expected to be sold during the twelve (12) months following the Closing) and are not excessive in the business' current circumstances. Except as set forth in the Company Financial Statements or Section 3.18 of the Disclosure Letter, no material amount of inventory previously sold by the Company or a Subsidiary is subject to returns or recalls.

         Section 3.19 Accounts Receivable. The Company's and the Subsidiaries' accounts receivable: (a) are valid and existing and collectable in the ordinary course of business (subject to the bad debt reserves shown in the Company Financial Statements); (b) represent monies due for goods sold and delivered or services rendered in the ordinary course of business; and (c) are subject to no refunds or other adjustments (except discounts for prompt payment given in the ordinary course of business that are described in Section 3.19 of the Disclosure Letter) or to any defenses, rights of set-off, assignments, restrictions, security interests, encumbrances or conditions enforceable by third parties on or affecting any of them. The bad debt reserves in the Company Financial Statements are adequate, determined in accordance with GAAP and calculated consistent with past practice. None of the accounts or the notes receivable of the Company and the Subsidiaries is subject to any setoffs or counterclaims or represents obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

         Section 3.20 Defective Products; Product Liability; Product Recalls.

            (a) Except as set forth in Section 3.20(a) of the Disclosure
Letter: (i) the Company and the Subsidiaries have maintained accurate sales records, order backlog and other information with respect to all products and services; and (ii) each of the Company and the Subsidiaries' products and services comply in all material respects with applicable Law and each warranty, guaranty or claim made by the Company or the Subsidiaries or implied by applicable Law. Section 3.20(a) of the Disclosure Letter lists each material warranty, guaranty or claim made by the Company and the Subsidiaries as to its products or services (other than those implied by applicable Law).

            (b) Since January 1, 2000, no product manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary has been subject to any product warranty beyond the applicable standard product warranties which are set forth in Section 3.20(b) of the Disclosure Letter. Section 3.20(b) of the Disclosure Letter sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their product warranty obligations during each year since January 1, 2000. The Company and each of the Subsidiaries has no reason to believe that warranty expense as a percentage of sales will increase materially in the future.

            (c) The Company and the Subsidiaries have complied in all material respects with all applicable Laws with respect to its products and services, including those of the United States Food and Drug Administration, the Consumer Product Safety Commission and the United States Environmental Protection Agency and the corresponding Canadian Governmental Entities. Section 3.20(c) of the Disclosure Letter sets forth all correspondence with any such agencies alleging any non-compliance with applicable Law with respect to the products and services of the Company and the Subsidiaries.

            (d) To the Knowledge of the Company all of the Company's and the Subsidiaries' products have been merchantable, free from defects in material and workmanship, and suitable for the purpose for which they were sold. The Company's and the Subsidiaries' products have not been subject to any product recall (including any safety related recall) or service bulletin and, to the Knowledge of the Company there is no fact or facts existing which may reasonably be expected to result in any such recall or service bulletin. Except as disclosed in Section 3.20(d) of the Disclosure Letter, there is no legal action, Claim, arbitration, or other legal or administrative proceeding or investigation before any Governmental Entity pending or, to the Knowledge of the Company, threatened, involving any product liability, product recall or otherwise involving any product of the Company or the Subsidiaries.

            (e) The Company and the Subsidiaries have insurance against loss or damage arising out of product liability, true and complete copies of which have been delivered to Acquiror. Such insurance covers all incidents of loss which have occurred prior to the date hereof or which may occur resulting from the Company's or any of the Subsidiaries' products sold prior to the Closing. All incidents of damage claims paid by the Company, any of the Subsidiaries, or any of their insurance carriers in excess of $50,000.00 in the two (2) year period preceding the date of this Agreement are described in Section 3.20(e) of the Disclosure Letter. The Company Financial Statements include an adequate reserve (or shall otherwise reflect an appropriate accrual), determined in accordance with GAAP, for all liability or potential liability resulting or arising from any product recall that has been initiated or breach of warranty claims that have been asserted, or that are reasonably likely to be initiated or asserted, in connection with products manufactured and sold by the Company or any of the Subsidiaries, including the matters set forth in Section 3.20(e) of the Disclosure Letter, in each case, as of the date of the Company Financial Statements.

         Section 3.21 Major Customers. Section 3.21 of the Disclosure Letter sets forth for each of the Company's (together with the Subsidiaries') U.S. Home and Garden, Canadian Home and Garden and Pet segments, (a) the name of each customer of the Company and the Subsidiaries which was among the ten (10) customers which generated the greatest amount of revenue during the year ended December 31, 2003, (b) the name of each customer which was among the ten (10) customers which generated the greatest amount of revenue during the nine (9) months ended September 30, 2004, and (c) the name of each customer listed pursuant to (a) or (b) above as to which the Company or one of the Subsidiaries has received a termination notice or as to which the Company or any of the Subsidiaries has a reasonable basis to believe that such customer will terminate its relationship with the Company and the Subsidiaries or materially reduce its future purchases from the Company and the Subsidiaries on or before December 31, 2005.

         Section 3.22 Major Suppliers. Section 3.22 of the Disclosure Letter sets forth for each of the Company's (together with the Subsidiaries') U.S. Home and Garden, Canadian Home and Garden and Pet segments, (a) the name of each supplier of the Company and the Subsidiaries which was among the ten (10) suppliers which generated the greatest amount of expense during the year ended December 31, 2003 and of any other supplier which during the year ended December 31, 2003 generated expense of $500,000 or more, (b) the name of each supplier which was among the ten (10) suppliers which generated the greatest amount of expense during the nine (9) months ended September 30, 2004 and of any other supplier which during the nine (9) months ended September 30, 2004 generated expense of $375,000 or more, and (c) the name of each supplier listed pursuant to (a) and (b) above and as to which the Company or one of the Subsidiaries has received a termination notice or as to which the Company or any of the Subsidiaries has a reasonable basis to believe that such supplier will terminate its relationship with the Company and the Subsidiaries or materially reduce its future sales to the Company and the Subsidiaries on or before December 31, 2005.

         Section 3.23  Labor Relations.

            (a) Except as set forth in Section 3.23(a) of the Disclosure Letter, the Company and each of the Subsidiaries, is and since January 1, 2000 has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending involving the Company or any of the Subsidiaries before any Governmental Entity, nor is there any pending or, to the Knowledge of the Company, threatened unfair labor practice charge or complaint against the Company or any of the Subsidiaries before any Governmental Entity.

            (b) Except as set forth in Section 3.23(b) of the Disclosure Letter, neither the Company nor any of the Subsidiaries, with the exception of any Subsidiaries with operations in Canada with respect to their Canadian employees (the "Canadian Subsidiaries"), is party to or is bound by any agreement, arrangement understanding with any employee or consultant that cannot be terminated on notice of (90) or fewer days or that entitles any employee or consultant to receive any salary continuation or severance payment or retain any specified position with the Company or any of the Subsidiaries.

            (c) Except as set forth in Section 3.23(c) of the Disclosure Letter, none of the Canadian Subsidiaries is party to or is bound by any agreement, arrangement or understanding with any consultant that cannot be terminated on notice of (90) or fewer days or that entitles any consultant to receive any salary continuation or severance payment or retain any specified position with any of the Canadian Subsidiaries.

            (d) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Company, threatened against or involving or affecting the Company or any of the Subsidiaries. No grievance or arbitration proceeding is pending and no written claim therefor exists involving the Company or any of the Subsidiaries. Except as disclosed in
Section 3.23(d) of the Disclosure Letter, there is no collective bargaining agreement that is binding on the Company or any of the Subsidiaries.

            (e) Except for existing collective bargaining obligations of the Company disclosed in Section 3.23(d) of the Disclosure Letter, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent: (i) holds bargaining rights with respect to the employees of the Company or any of the Subsidiaries by way of certification, interim certification, voluntary recognition, designation or successor rights; (ii) has applied to be certified as the bargaining agent of the employees of the Company or any of the Subsidiaries; or (iii) has applied to have the Company or any of the Subsidiaries declared a related employer pursuant to any applicable statute or regulation.

         Section 3.24 Insider Interests. Except as set forth in Section 3.24 of the Disclosure Letter, no Affiliate, officer, director, stockholder, member or manager of the Company or any of the Subsidiaries (a) has any agreement with the Company or any of the Subsidiaries or any interest in any property, real or personal, tangible or intangible, except for the normal rights as an officer, director, stockholder, member or manager or (b) has any pending or, to the Knowledge of the Company, threatened claim or cause of action against the Company or any of the Subsidiaries, except for accrued compensation and benefits, expenses and similar obligations incurred in the ordinary course of business with respect to employees of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has, since July 30, 2002, extended or modified credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any of the Subsidiaries. Section 3.24 of the Disclosure Letter identifies any loan or extension of credit maintained by the Company or any of the Subsidiaries to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

         Section 3.25 Insurance. The Company and each of the Subsidiaries maintains the amount and scope of all insurance policies or contract providing coverage as summarized and set forth in Section 3.25 of the Disclosure Letter. All such policies or contracts of insurance are of a scope and, in the opinion of the management, in an amount usual and customary for businesses of similar size and scope engaged in the Company's and the Subsidiaries' businesses in similar geographic areas, are sufficient for compliance in all material respects with all Laws and of all agreements to which the Company or any of the Subsidiaries is a party, and have been issued by insurers, which, to the Knowledge of the Company, are responsible and financially sound. All insurance policies pursuant to which any such insurance is provided are in full force and effect and no effective written notice of cancellation or termination of any such insurance policies has been given to the Company or any of the Subsidiaries by the carrier of any such policy. All premiums required to be paid in connection therewith have been paid in full.

         Section 3.26 Corporate Records. Except as disclosed in Section 3.26 of the Disclosure Letter, the corporate record books (including the share transfer records) of the Company and each of the Subsidiaries are complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors (or members and managers, as applicable) of the Company and each of the Subsidiaries and all transactions involving shares or other equity units of the Company and each of the Subsidiaries (and contain all canceled certificates).

         Section 3.27 SEC Reports. The Company has furnished Acquiror with copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and all other reports or registration statements filed by the Company with the SEC under applicable laws, rules and regulations since December 31, 2003 (all such reports and registration statements being herein collectively called the "Company SEC Filings"), each as filed with the SEC. Each such Company SEC Filing when it became effective or was filed with the SEC, as the case may be, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder and each Company SEC Filing did not on the date of effectiveness or filing, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading. The Company has filed, in a timely manner, all forms, reports and documents required to be made under the Exchange Act for the twelve
(12) months prior to the date of this Agreement. The financial statements of the Company included in the Company SEC Filings complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (expect as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has filed with the SEC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 and such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing of such certifications. As used in this Section 3.27, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

         Section 3.28 Bank Accounts. Section 3.28 of the Disclosure Letter lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company and the Subsidiaries, specifying the account numbers, the authorized signatories or persons having access to them, and the Company will separately furnish to Acquiror the passwords used to access such accounts, including through voice response and internet services.

         Section 3.29 Stockholders. To the Knowledge of the Company, there are not more than thirty-five (35) stockholders of the Company who do not qualify as "accredited investors" (as such term is defined in Rule 501(a) of Regulation D).

         Section 3.30 Derivatives. All exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contracts and any other similar arrangements whether entered into for the Company's account or for the account of one or more of the Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or the Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by (i) bankruptcy, reorganization, insolvency or other laws and court decisions relating to or affecting this enforcement of creditors' rights generally (including statutory or other laws regarding fraudulent transfers) and (ii) the availability of specific performance or other equitable remedies, and are in full force and effect. Neither the Company nor any of the Subsidiaries, nor to the Knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement. The Company SEC Filings disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with GAAP, as modified to give effect to Statement of Financial Accounting Standards No. 133, and, since September 30, 2004, there has not been a material change in such value.

         Section 3.31 Accounting Controls. The Company and each of the Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Board of Directors of the Company, that: (i) all material transactions are executed in accordance with management's general or specific authorization; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP consistently applied or any other criteria applicable to such statements; (iii) all material information concerning the Company and the Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents; (iv) access to the material property and assets of the Company and the Subsidiaries is permitted only in accordance with management's general or specific authorization; and (v) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences. Section 3.31 of the Disclosure Letter lists, and the Company has delivered to Acquiror copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures to the extent such materials are of general applicability with respect to the disclosure controls and procedures of the Company or any of the Subsidiaries.

         Section 3.32 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has by the vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, the execution and delivery of the Company Delivered Agreements and other agreements and arrangements, including those related to restrictions on the transfer of the Acquiror Stock received as Merger Consideration, and the transactions contemplated thereby, taken together, are advisable and fair to and in the best interests of the stockholders of the Company and has approved the same, and (ii) resolved to recommend that the stockholders of the Company approve this Agreement and the transactions contemplated herein, including the Merger.

         Section 3.33 Combinations Involving the Company. To the Knowledge of the Company, all mergers, consolidations or other business combinations involving the Company or any of the Subsidiaries and all liquidations, purchases or other transactions by which the Company or any of the Subsidiaries acquired or disposed of a material portion of any of their businesses or properties (collectively, the ("Prior Transactions") were conducted in compliance with applicable charter documents, bylaws, any other applicable agreements, instruments and documents and applicable Laws. To the Knowledge of the Company, and except as disclosed in Section 3.33 of the Disclosure Letter, none of the parties to any of the Prior Transactions have made any claims against any other party or parties thereto for any breach of the definitive documents for such transaction. Section 3.33 of the Disclosure Letter describes any written amendments to the Company's or any of the Subsidiaries' post-closing obligations with respect to the Prior Transactions since the dates of the Prior Transactions.

         Section 3.34 Qualification as a Reorganization. The Company knows of no facts or circumstances that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 3.35 Brokers, Finders and Investment Bankers. Except as disclosed in Section 3.35 of the Disclosure Letter, neither the Company, any of the Subsidiaries nor any of their officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' or similar fees in connection with the transactions contemplated by this Agreement.

         Section 3.36 No Other Representations or Warranties; Disclosure Letter. Except for the representations and warranties contained in this Article III (as modified by the Disclosure Letter), neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in Article III hereof (as modified by the Disclosure Letter), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Acquiror or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Acquiror by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates). The disclosure of any matter or item in the Disclosure Letter shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

         Section 3.37 Acknowledgement of the Company. The Company acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of Acquiror and Newco. In entering into this Agreement, the Company has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of Acquiror and Newco contained in this Agreement and the Company (a) acknowledges that, other than as set forth in this Agreement, Acquiror or Newco, nor any of their respective directors, officers, employees, affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Company or its agents or representatives prior to the execution of this Agreement, (b) agrees, to the fullest extent permitted by Law (except with respect to claims of fraud), that neither Acquiror or Newco, nor any of their, nor any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to the Company on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to the Company prior to the execution of this Agreement and (c) acknowledges that it is not aware of any representation or warranty of Acquiror and Newco set forth in Article IV of this Agreement being untrue or inaccurate. Notwithstanding anything herein, the review and analyses conducted by the Company shall in no way vitiate or otherwise modify the representations and warranties made by Acquiror and Newco in Article IV of this Agreement.

                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         Acquiror and Newco, jointly and severally, represent and warrant to the Company as follows, except as set forth in the letter delivered by Acquiror to the Company on the date hereof, which contains certain exceptions to the representations and warranties of Acquiror and Newco in this Agreement (the "Purchaser Disclosure Letter"):

         Section 4.1 Organization and Qualification. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. Each of Acquiror and Newco is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be qualified and in which the failure to be so qualified would not have an Acquiror Material Adverse Effect. "Acquiror Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of Acquiror and Newco, taken as a whole, but excluding any effect resulting from or relating to
(a) general economic conditions or general effects on the industry in which Acquiror and Newco are primarily engaged (including as a result of (i) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (ii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States), (b) resulting from the public announcement of the transactions contemplated by this Agreement or (c) relating to or resulting from action taken by the Company or any of its Affiliates or representatives.

         Section 4.2 Authority. Each of Acquiror and Newco has the corporate power and authority to execute and deliver this Agreement and any other agreements, instruments and documents executed and delivered by Acquiror and Newco pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Purchaser Delivered Agreements") and to consummate the transactions contemplated by, and otherwise to comply with and perform its obligations under, them. The execution and delivery by Acquiror and Newco of the Purchaser Delivered Agreements and the consummation by Acquiror and Newco of the transactions contemplated on its part thereby have been duly authorized by each of their Boards of Directors. No other corporate action on the part of Acquiror and Newco is necessary to authorize the execution and delivery of the Purchaser Delivered Agreements by Acquiror and Newco or the consummation by Acquiror and Newco, of the transactions contemplated thereby. The Purchaser Delivered Agreements will, when executed and delivered by Acquiror and Newco, constitute valid and binding obligations of Acquiror and Newco enforceable against Acquiror and Newco, in accordance with their terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws and court decisions relating to or affecting the enforcement of creditors' rights generally (including statutory or other Laws regarding fraudulent transfers), and is subject to general principles of equity.

         Section 4.3 No Consents Required. Except as disclosed in Section 4.3 of the Purchaser Disclosure Letter and except (i) for the pre-merger notification requirements of the HSR Act and the rules and regulations thereunder and any filings required under the Canadian Competition Act, if any;
(ii) the filing of the Certificate of Merger; and (iii) where failure to obtain such Authorization would not prevent Acquiror and Newco from performing their obligations under this Agreement in any material respect, no Authorization of or with any Governmental Entity is required in connection with the execution and delivery of the Purchaser Delivered Agreements by Acquiror or the consummation by Acquiror and Newco of the transactions contemplated by, or other compliance with or performance under, the Purchaser Delivered Agreements.

         Section 4.4 Absence of Violations or Conflicts. Except as disclosed in
Section 4.4 of the Purchaser Disclosure Letter, the execution and delivery of the Purchaser Delivered Agreements by Acquiror and Newco do not and the consummation by either Acquiror and Newco of the transactions contemplated by, or other compliance with or performance under, them do not and will not with the passage of time or the giving of notice or both (a) constitute a violation of, be in conflict with any provision of the articles or certificate of incorporation or bylaws of either Acquiror or Newco, (b) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any material Governmental Order to which either Acquiror or Newco is a party or by which either Acquiror or Newco or either of their assets or properties is bound or any applicable Laws or (c) constitute a breach or violation of or a default under any material agreement or contract to which Acquiror is a party, by which it is bound or to which any of its assets are subject, except, in the case of (b) and (c), where such violation, conflict, default, termination or imposition could not reasonably be expected to have an Acquiror Material Adverse Effect.

         Section 4.5 Absence of Certain Changes or Events. Except as set forth in Section 4.5 of the Purchaser Disclosure Letter, since September 30, 2004 there has not been any change, development, event or condition that has resulted in, or could be reasonably expected to result in, an Acquiror Material Adverse Effect and Acquiror has not incurred any debts, liabilities or obligations of any kind whatsoever, whether accrued, absolute, contingent, changing, known, unknown, determinable, indeterminable, liquidated, unliquidated or otherwise and whether due or to become due in the future which would be required by GAAP to be disclosed in Acquiror's consolidated balance sheet.

         Section 4.6 SEC Reports. Acquiror has furnished the Company with copies of its Annual Report on Form 10-K for the fiscal year ended September 30, 2004, Quarterly Reports on Form 10-Q for the quarters ended December 28, 2003, March 28, 2004 and June 27, 2004 and all other reports or registration statements filed by Acquiror with the SEC under applicable Laws since September 30, 2003 (all such reports and registration statements being herein collectively called the "Acquiror SEC Filings"), each as filed with the SEC. Except the fact that Part III, Item 12 of the Form 10-K was incomplete and needed to be amended, each such Acquiror SEC Filing when it became effective or was filed with the SEC, as the case may be, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each Acquiror SEC Filing did not on the date of effectiveness or filing, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading. Acquiror has made all filings required to be made under the Exchange Act for the twelve (12) months prior to the date of this Agreement. The financial statements of Acquiror included in the Acquiror SEC Filings complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (expect as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of Acquiror and its consolidated subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Acquiror and its consolidated subsidiaries for the periods presented therein. The Chief Executive Officer and the Chief Financial Officer of Acquiror have signed, and Acquiror has filed with the SEC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 and such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither Acquiror nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing of such certifications. As used in this Section 4.5, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied otherwise made available to the SEC.

         Section 4.7 Rayovac Shares. Immediately prior to execution of this Agreement, the authorized capital stock of Acquiror is 150,000,000 shares of Acquiror Stock and 5,000,000 shares of $0.01 par value preferred stock (collectively, the "Rayovac Shares"), of which 34,438,122 shares of the Rayovac Shares and no shares or preferred stock are issued and outstanding and 29,575,071 shares of the Rayovac Shares are held as treasury stock. All of the issued and outstanding Rayovac Shares are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights. The shares of Acquiror Stock to be delivered in connection with the Merger will be duly authorized, validly issued, fully paid and nonassessable. A sufficient number of shares have been reserved by Acquiror's Board of Directors to provide for such issuance.

         Section 4.8 Financing. Acquiror has received executed commitments from one or more financial institutions to provide, subject to the conditions specified therein, funds sufficient in amount to consummate the Merger and the transactions contemplated thereby, including the refinancing of the existing indebtedness of the Company, copies of which are attached as Section 4.8 of the Purchaser Disclosure Letter (the "Commitment Letters"). Acquiror has paid all commitment fees required to be paid and taken all other actions required to cause such Commitment Letters to be effective and to constitute the valid commitment of the issuer(s) of such Commitment Letters. There is no breach of any representation, warranty or covenant under the Commitment Letters and the Commitment Letters are valid and binding commitments of Acquiror and, to Acquiror's Knowledge, of the issuer(s) thereof to the extent set forth on the face thereof. There is no fact, occurrence or condition that makes any of the assumptions or statements therein inaccurate in any material respect or that would cause the commitments provided in the Commitment Letters to be terminated or ineffective or any of the conditions contained therein not to be met.

         Section 4.9 Investment. Acquiror is acquiring the Company Common Shares received by it as a result of the Merger for its own account, for investment only, and not with a view to any resale or public distribution thereof. Acquiror shall not offer to sell or otherwise dispose of such Company Common Shares (or the Surviving Corporation) in violation of any Law applicable to any such offer, sale or other disposition. Acquiror acknowledges that the Company Common Shares have not been registered under the Securities Act or any state securities laws and cannot be resold unless they are so registered or unless an exception from registration is available, and it must bear the economic risk of its investment in the Securities for an indefinite period of time. Acquiror is an "accredited investor" within the meaning of Regulation D.

         Section 4.10 Litigation. There are no actions, suits or proceedings pending or, to the Knowledge of Acquiror, threatened against or affecting Acquiror at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Acquiror's performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby or otherwise could be reasonably expected to have an Acquiror Material Adverse Effect.

         Section 4.11 Qualification as a Reorganization. Acquiror knows of no facts or circumstances that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         Section 4.12 Brokers, Finders and Investment Bankers. Except for Citigroup Global Markets Inc. and Merrill, Lynch & Co., Inc., neither Acquiror, Newco nor any of their officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' or similar fees in connection with the transactions contemplated by this Agreement.

         Section 4.13 No Other Representations or Warranties; Disclosure Letter. Except for the representations and warranties contained in this Article IV (as modified by the Purchaser Disclosure Letter), none of Acquiror, Newco nor any other Person makes any other express or implied representation or warranty with respect to Acquiror, Newco or the transactions contemplated by this Agreement, and Acquiror and Newco disclaim any other representations or warranties, whether made by Acquiror and Newco or any of their Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in Article IV hereof (as modified by the Purchaser Disclosure Letter), Acquiror and Newco hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company by any director, officer, employee, agent, consultant, or representative of the Company or any of its Affiliates). The disclosure of any matter or item in the Purchaser Disclosure Letter shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

         Section 4.14 Acknowledgement of Acquiror. Acquiror acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of the Company and the Subsidiaries. In entering into this Agreement, Acquiror has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of the Company contained in this Agreement and Acquiror (a) acknowledges that, other than as set forth in this Agreement, none of the Company, nor any of its respective directors, officers, employees, affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Acquiror or its agents or representatives prior to the execution of this Agreement, (b) agrees, to the fullest extent permitted by law (except with respect to claims of fraud), that none of the Company, nor any of its respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Acquiror on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Acquiror prior to the execution of this Agreement and (c) acknowledges that it is not aware of any representation or warranty of the Company set forth in Article III of this Agreement being untrue or inaccurate. Notwithstanding anything herein, the review and analyses conducted by Acquiror shall in no way vitiate or otherwise modify the representations and warranties made by the Company in Article III of this Agreement.

                                  ARTICLE V.
                      ADDITIONAL COVENANTS AND AGREEMENTS

         Section 5.1 Information Statement.

            (a) Preparation and Distribution. The Company and Acquiror will prepare an information statement, (the "Information Statement") in connection with the Merger in accordance with Regulation D promulgated under the Exchange Act and Delaware Law, and the Company shall provide the Information Statement to its stockholders and holders of Warrants as soon as practicable after the date of this Agreement in accordance with Section 2.6(c). The Company and Acquiror will furnish all information concerning the Company and Acquiror, respectively, as may be reasonably necessary or requested in connection with the foregoing. None of the information supplied or to be supplied by the Company or Acquiror for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is first published, sent or given to holders of Company Common Shares, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If any of the Parties becomes aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it will promptly inform the other Parties thereof and to take the necessary steps to correct the Information Statement.

            (b) Non-Accredited Stockholders. The Company shall assist Acquiror in obtaining such information as Acquiror reasonably requires to allow Acquiror to determine the number and nature of the Company stockholders and holders of Warrants in their capacity as purchasers (as such term is used under Rule 506 of Regulation D). In connection with the distribution of the Information Statement to the Company stockholders, the Company shall use its reasonable best efforts to cause each Company stockholder to complete and return an accredited investor questionnaire in accordance with Section 2.6(c). The Company shall cause all Non-Accredited Investors to use a "purchaser representative" (as defined in Rule 501(h) of Regulation D) to assist the Non-Accredited Investors in evaluating the Information Statement and the investment decisions represented by this Agreement, the Merger and the transactions contemplated hereby.

         Section 5.2 Conduct of Business Pending the Closing. Except as may be contemplated by this Agreement or required by applicable Law or any Company Contracts disclosed in Section 3.17 of the Disclosure Letter, or as Acquiror may otherwise consent to (which consent shall not be unreasonably withheld or delayed), during the period from the date hereof to the Closing Date:

            (a) Operation of the Company in the Ordinary Course of Business. Other than as set forth in Section 5.2 of the Disclosure Letter, the Company shall, and shall cause each of the Subsidiaries to, operate its business in the ordinary and usual course in substantially the same manner as heretofore conducted. The Company shall, and shall cause the Subsidiaries to, (i) prepare and file all income Tax and other material Tax Returns and amendments thereto required to be filed by it during the period from the date of this Agreement until the Closing, and shall allow Acquiror, at its request, to review all such Tax Returns prior to the filing thereof, which review shall not interfere with the timely filing thereof; (ii) timely pay all Taxes due and payable with respect to such Tax Returns; and (iii) comply in all material respects with all applicable Laws relating to the withholding of Taxes.

            (b) Forbearances by the Company. Without limiting the generality of
Section 5.2(a), except as set forth in Section 5.2 of the Disclosure Letter, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld or delayed, the Company shall not, nor shall it permit any of the Subsidiaries to:

                  (i) incur any Liability other than current Liabilities
            incurred in the ordinary and usual course of business, or fail to pay any Liability when due or take or fail to take any action, the taking of which, or the failure to take of which, would permit any Liability to be accelerated;

                  (ii) assume, guarantee, endorse or otherwise become
            responsible for the obligations of any other Person other than endorsements of negotiable instruments in the ordinary course of business, or make any loans or advances to any Person;

                  (iii) declare, set aside or pay any dividend in cash or
            property with respect to its capital shares or declare or make any distribution in cash or property on, redeem, or purchase or otherwise acquire any Shares, or split, combine or otherwise similarly change the outstanding Shares, or authorize the creation or issuance of or issue or sell any capital shares or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from it, any of its capital shares, or agree to take any such action;

                  (iv) mortgage, pledge or otherwise encumber any property or asset, except in the ordinary and usual course of business;

                  (v) sell, lease, transfer or dispose of any of its
            properties or assets, waive or release any rights or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, except for sales of products in the ordinary and usual course of business and except as contemplated by this Agreement;

                  (vi) make any investments of a capital nature either by
            purchase of shares or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other Person except in the ordinary and usual course of business;

                  (vii) fail to perform its material obligations under Company
            Contracts (except those being contested in good faith) or enter into, assume or amend in any material respect any material contract or commitment other than contracts to purchase or sell goods or provide services entered into in the ordinary and usual course of business;

                  (viii) except for regularly scheduled increases in
            accordance with, and the determination of and payment of annual bonuses consistent with, normal prior practice (both as to timing and amount), increase in any manner the compensation or fringe benefits of any of its officers or employees or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any such officers or employees, or commit itself to or enter into any employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, share purchase, savings, consulting, retirement, pension or other "fringe benefit" plan, award or arrangement with or for the benefit of any officer, employee or other Person except in accordance with normal prior practice;

                  (ix) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless it makes its reasonable best efforts to obtain simultaneously with such termination or cancellation replacement policies providing substantially the same coverage on commercially reasonable terms and, if so available, such policies are in full force and effect;

                  (x) amend its Bylaws or other governing documents;

                  (xi) enter into any union, collective bargaining or similar agreement;

                  (xii) fail to pay any trade accounts payable or other amount due to suppliers and trade creditors of the Company and the Subsidiaries as they become due in accordance with their terms (except those being contested in good faith);

                  (xiii) sell any inventory other than in the ordinary course of business;

                  (xiv) borrow any money against accounts receivable or
            otherwise factor any accounts receivable;

                  (xv) acquire any other corporation, entity or business
            (whether by purchase of stock, acquisition of assets, merger or otherwise); or

                  (xvi) enter into an agreement to take any of the actions
            described in clauses (i) through (xv).

In connection with the continued operation of the business of the Company and the Subsidiaries between the date of this Agreement and the Closing Date, at the reasonable request of Acquiror, representatives of the Company shall confer in good faith with one or more representatives of Acquiror on operational matters of materiality and the general status of ongoing operations. The Company acknowledges that Acquiror does not thereby waive any rights it may have under this Agreement as a result of this covenant to engage in consultations. Acquiror acknowledges that, notwithstanding the foregoing, Acquiror shall have no right to control in any manner the business of the Company and the Subsidiaries between the date of this Agreement and the Closing Date.

            (c) Investigation. After the date of this Agreement, the Company shall permit Acquiror to make or cause to be made such investigation of the business and properties of the Company and the Subsidiaries and their financial and legal condition as Acquiror deems necessary or advisable to familiarize itself therewith, provided that such investigations shall not unreasonably interfere with normal operations of the Company or the Subsidiaries. The Company shall permit Acquiror and its authorized representatives to have full access to the premises, books and records of the Company and the Subsidiaries with reasonable prior notice and at reasonable hours, and shall furnish Acquiror with such financial and operating data and other information with respect to the Company and the Subsidiaries as Acquiror may from time to time reasonably request. Any disclosure whatsoever during such investigation by Acquiror shall not constitute any endorsement or additional representations or warranties of the Company or any Subsidiary beyond those specifically set forth in this Agreement.

         Section 5.3 Reasonable Best Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, each of the Parties hereto shall in good faith perform their obligations under this Agreement and shall use their reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all Authorizations and satisfy all conditions to the obligations of the Parties under this Agreement (including seeking early termination of the waiting period under the HSR Act and Canadian Competition Act Compliance) and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement, including cooperation with respect to the satisfaction of any of the conditions to the Closing set forth in Article VI. Upon the execution of this Agreement and thereafter, each Party shall take such actions and execute and deliver such documents as may be reasonably requested by the other Parties hereto in order to consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and the Subsidiaries and their accountants shall cooperate with Acquiror in the preparation of and filing, in accordance with applicable Law, with the United States Securities and Exchange Commission (the "SEC") and filing with other Governmental Entities of required reports of Acquiror with respect to such financial statements and historical pro forma financial information of the Company and the Subsidiaries as may be required pursuant to the requirements of the SEC for filing under Form 8-K.

         Section 5.4 Expenses. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses (including any brokerage commissions or any finder's or investment banker's fees and including attorneys' and accountants' fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. Notwithstanding the foregoing, all reasonable attorneys' and accounting fees and other reasonable fees and expenses incurred by Holdings in connection with the transactions contemplated by this Agreement will be paid by the Company at the Closing.

         Section 5.5 No Solicitation of Transactions. Prior to the termination and abandonment of this Agreement, neither the Company nor any of the Subsidiaries shall cause their Affiliates that they control, officers, directors, or representatives to: (a) solicit, initiate or encourage submission of proposals or offers from any Person other than Acquiror relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation, share exchange or business combination with, or any recapitalization, restructuring or issuance or offering of debt or equity securities of, the Company or any of the Subsidiaries (an "Acquisition Proposal"); or (b) participate in any discussions or negotiations regarding, or furnish to any Person other than Acquiror and its representatives, any information with respect to, or otherwise cooperate in any way or assist, facilitate or encourage, any Acquisition Proposal by any Person other than Acquiror. The Company will immediately cease and cause to be terminated any existing activity, discussions or negotiations with any Person other than Acquiror and its representatives conducted prior to the execution and delivery of this Agreement with respect to any Acquisition Proposal. If, notwithstanding the foregoing, the Company should receive any Acquisition Proposal or any inquiry regarding any such proposal from any Person, then the Company shall promptly inform Acquiror. For purposes of this Agreement, the term "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

         Section 5.6 Public Announcements. The timing and content of all press releases or other public announcements regarding any aspect of this Agreement to the financial community, Governmental Entities, employees or the general public by Acquiror, the Company or the Subsidiaries shall be subject to the other Parties' prior approval, except as may be required by applicable Law or rule or regulation of a self-regulated organization to which such disclosing Party may be subject. Notwithstanding the foregoing, Acquiror, the Company and the Subsidiaries shall cooperate reasonably to prepare a joint press release to be issued with respect to the transactions contemplated hereby.

         Section 5.7 Additional Financial Statements. As soon as reasonably practicable after the end of every month and prior to the Closing Date (but in no event later than the twentieth (20th) day of the following month) beginning with the month in which this Agreement is signed, the Company shall deliver to Acquiror an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the applicable scheduled end of such month, and a related consolidated statement of operations for such month.

         Section 5.8 Release of Company. Effective as of the Closing Date, each of the Company and the Subsidiaries does hereby unconditionally and irrevocably forever release and discharge each holder of Company Common Shares, Options or Warrants from all obligations and liabilities to each of the Company and the Subsidiaries, all agreements and understandings involving the Company and the Subsidiaries other than this Agreement and the instruments and documents delivered by Acquiror or such holders pursuant to this Agreement, and all claims and causes of action (whether at law or in equity) of the Company or the Subsidiaries against any stockholders prior to the Closing Date.

         Section 5.9 Access to Books and Records. After the Closing Date, and until the seventh (7th) anniversary of the Closing Date, each Party will permit the others to have reasonable access to the books and records relating to the Company's and the Subsidiaries' businesses in its possession and to make copies of them upon the following conditions: (a) the requesting Party providing notice to the other which sets forth a valid business reason for the request for access and (b) the access being at such times and on such other reasonable conditions appropriate to avoid any material interference with the other Party's business operations.

         Section 5.10 Filing under the HSR Act and the Canadian Competition Act.

            (a) General. The Parties acknowledge that the transactions contemplated by this Agreement require filings with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act").

            (b) Filings. The Parties will each promptly, but in no event later than five (5) Business Days after the date of this Agreement, file or cause to be filed with the FTC and the Antitrust Division the notifications and reports required to be filed pursuant to the HSR Act in connection with the transactions contemplated by this Agreement and will undertake in good faith to file promptly any supplemental information which may be requested, which notifications and reports and filing of supplemental information will comply in all material respects with the requirements of such act. The Parties will each furnish to the other such information as either may reasonably request to make such filings. Acquiror shall be responsible for any filing fees with respect to such filings.

            (c) Canadian Filings. If required, Acquiror will promptly file, but in no event later than ten (10) Business Days after the date of this Agreement, an application for an advance ruling certificate pursuant to Section 102 of the Competition Act (Canada) (the "Competition Act") in respect of the transactions contemplated by this Agreement. If requested by Acquiror or the Canadian Commissioner of Competition, the Parties will promptly file a short-form or long-form pre-merger notification pursuant to the Competition Act. Acquiror shall be responsible for any filing fees with respect to such filing.

            (d) Communications. The Parties will each promptly inform the other of any material communication made to, or received by it from, the FTC, the Antitrust Division or the Canadian Commissioner of Competition.

            (e) Appeal. If the Antitrust Division brings a Claim seeking to prevent or restrain the transactions contemplated by this Agreement, if the FTC issues a complaint or petitions a court to enjoin the transactions contemplated by this Agreement, or if the Canadian Commissioner of Competition brings a Claim seeking to prevent or restrain the transactions contemplated by this Agreement, then the Parties shall use their reasonable best efforts to defend and/or appeal such Claim, petition or complaint.

            (f) Canadian Competition Act Compliance. For purposes of this Agreement "Canadian Competition Act Compliance" means:

               (i) the issuance of an advance ruling certificate pursuant to section 102 of the Competition Act in respect of the transactions contemplated by this Agreement;

               (ii) Acquiror and the Company have given the notice required under section 114 of the Competition Act with respect to the transactions contemplated by this Agreement and the applicable waiting period under section 123 of the Competition Act has expired or been waived in accordance with the Competition Act; or

               (iii) the obligation to give the requisite notice has been waived pursuant to subsection 113(c) of the Competition Act;

and, in the case of (ii) or (iii), Acquiror has been advised in writing by the Commissioner of Competition or a person authorized by the Commissioner of Competition that such person is of the view, at that time, that, in effect, grounds do not exist to initiate proceedings before the Competition Tribunal under the merger provisions of the Competition Act with respect to the transactions contemplated by this Agreement, and the form of and any terms and conditions attached to any such advice are acceptable to Acquiror.

            (g) Certain Representations and Warranties. None of the information supplied or to be supplied by a Party for inclusion in any regulatory filings prepared in connection with the transactions contemplated by this Agreement (collectively, the "Regulatory Filings") by it, will, at the respective time the Regulatory Filings or any amendments or supplements to them are filed with the appropriate Governmental Entities, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the consummation of the transactions contemplated by this Agreement any act or event should be discovered by a Party which the applicable Law requires to be set forth in an amendment of, or a supplement to, the Regulatory Filings, then such Party will promptly so inform the others and will furnish all necessary information in writing to the others relating to such event.

         Section 5.11 Restrictions on Transfers of the Acquiror Stock.
Pursuant to this Agreement and the Holder Representation Form, each holder of the Company Common Shares or a Warrant will agree as a condition to the issuance of Acquiror Stock as Merger Consideration, that with respect to any shares of Acquiror Stock received by such holder as a result of the transactions contemplated by this Agreement, in no event shall any such holder sell, assign, convey, exchange, pledge, hypothecate, gift, dispose of or otherwise part with any indicia or aspect of title, ownership or possession of, to or in (collectively, a "Transfer") (i) any such shares during the period ending twelve (12) months after the Effective Time or (ii) in the aggregate more than fifty percent (50%) of such shares during the period ending eighteen
(18) months after the Effective Time. The preceding restriction shall not apply to any Transfer to an Affiliate of such holder or other Transfer permitted by the Registration Rights Agreement.

         Section 5.12 Employee Matters. From and after the Effective Time, Acquiror shall cause the Company and the Subsidiaries to honor all (a) existing agreements with their employees and (b) requirements of applicable Laws relating to their employees. In addition, from and after the Effective Time, Acquiror shall cause the Company and the Subsidiaries to (i) continue in effect for at least through 2005, following the Effective Time the Employee Plans as in effect on the date hereof for current and former employees or provide plans, programs, policies, arrangements or agreements for current and former employees that will provide such employees and former employees with benefits as are in the aggregate comparable to the benefits provided to such employees and former employees under the Employee Plans as in effect on the date hereof, and (ii) honor and recognize years of service and waive any waiting periods for current employees with respect to participation in Acquiror's and/or the Surviving Corporation's employee benefit plans, programs, policies, arrangements or agreements (other than for purposes of benefit accrual under a defined benefit pension plan) with the Company or any of the Subsidiaries as of the Effective Time to the extent permitted by the governing documents for such Plan.

         Section 5.13 Registration Rights with Respect to Acquiror Stock. Acquiror shall grant to the holders of Company Common Shares or Warrants who receive Acquiror Stock as a result of the Merger registration rights with respect to those shares of Acquiror Stock in accordance with the terms of a registration rights agreement to be entered into by Acquiror and the holders of Company Common Shares or Warrants as of the Closing Date substantially in the form of Exhibit E attached hereto (the "Registration Rights Agreement").

         Section 5.14 Director and Officer Liabilities and Indemnification.

            (a) The Company and each of the Subsidiaries hereby exculpate (to the fullest extent permitted by applicable Law), contingent upon but automatically effective upon the Closing, and the Company and each of the Subsidiaries shall jointly and severally indemnify, defend and hold harmless, the present and former officers, employees and directors of the Company or any of the Subsidiaries (each an "Indemnified Party")" against all costs, expenses, losses and liabilities ("Losses") arising out of actions or omissions in their capacities as such occurring at or prior to the Closing to the fullest extent permitted under applicable Law, the Company's or the Subsidiary's certificate of incorporation or bylaws (or substantially equivalent documents), and any agreement between an Indemnified Party and the Company or any of the Subsidiaries in effect at the date of this Agreement, including, without limitation, advancing expenses incurred in the defense of any action or Claim, provided, however, that (i) the Company shall pay for only one counsel for all Indemnified Parties unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and (ii) such advancement of expenses shall be subject to such Indemnified Party's agreement to return any advanced funds if a court of competent jurisdiction, after all time for appeals having been exhausted, shall have determined that the Indemnified Party is not entitled to indemnity against such expenses under applicable law or the Company's certificate of incorporation or bylaws.

            (b) If for any reason the indemnity provided for in Section 5.14(a) is unavailable to any Indemnified Party or is insufficient to hold each such Indemnified Party harmless from all such Losses, then the Company and the Subsidiaries and their respective successors shall each contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the Company and the Subsidiaries on the one hand and such Indemnified Party, as the case may be, on the other but also the relative fault of such Person as well as any relevant equitable considerations (it being expressly agreed that the Indemnified Parties to whom this Section 5.14 applies are hereby made express and intended third party beneficiaries of this Section 5.14).

            (c) The obligations of the Company and the Subsidiaries under this
Section 5.14 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.14 applies (it being expressly agreed that the Indemnified Parties to whom this Section 5.14 applies are hereby made express and intended Person beneficiaries of this
Section 5.14).

            (d) Neither the Company nor any of the Subsidiaries or Acquiror will take any action to amend or terminate the provisions of the Company's or the Subsidiaries' certificates of incorporation or bylaws (or other governing documents) or any agreements between an Indemnified Party and the Company or any of the Subsidiaries so as to reduce, limit, alter or otherwise terminate the Company's or the Subsidiaries' obligations to indemnify any former officer, employee or director.

            (e) If the Company or the Subsidiaries fail, for any reason, to satisfy or discharge, in whole or in part, their obligations pursuant to this
Section 5.14 with respect to a claim for indemnification or contribution, Acquiror shall be liable for satisfying or discharging such indemnification or contribution obligation to the extent not satisfied or discharged by the Company and the Subsidiaries.

         Section 5.15 Conduct of Business of Newco. During the period of time from the date of this Agreement to the Effective Time, Newco shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         Section 5.16 Supplemental Indenture. Prior to the Closing Date, the Company's Board of Directors and the Board of Directors of each Loan Guarantor shall duly adopt resolutions, in a form reasonably satisfactory to Acquiror, authorizing the execution and delivery of a First Supplemental Indenture substantially in the form attached hereto as Exhibit F (the "Supplemental Indenture"), with such changes as approved by an officer of the Company authorized by the resolutions to execute the Supplemental Indenture (an "Authorized Officer"), whose signature on the Supplemental Indenture shall be conclusive evidence of such approval. Upon request of Acquiror, accompanied by appropriate evidence that the consent required by Section 8.02 of the Indenture has been obtained, an Authorized Officer of the Company and each Loan Guarantor shall promptly execute and deliver the Supplemental Indenture to U.S. Bank National Association together with any other certificates or documents required to be delivered by the Company and each Loan Guarantor to make the Supplemental Indenture effective under the terms of the Indenture.

         Section 5.17 Cooperation in Syndication of New Debt. Acquiror covenants and agrees to use it reasonable best efforts and to do all other things to obtain for itself and/or the Company the financing necessary for consummation of the transactions contemplated by this Agreement (whether from the issuer of the Commitment Letters or from other sources) in accordance with the Commitment Letters. Acquiror represents that there are no conditions to the closing of the financing as contemplated by the Commitment Letters other than those set forth in the Commitment Letters and the payment of fees related thereto. Acquiror further covenants and agrees that (a) it will not terminate, modify, amend or in any manner alter the obligations of the issuer(s) of the Commitment Letters in any manner that is adverse to Acquiror's ability to obtain financing for the transactions contemplated by this Agreement at any time prior to the termination of this Agreement and (b) it will enforce its rights to obtain the financing contemplated by the Commitment Letters to the fullest extent permitted by law. In connection with the preparation of an information memorandum associated with the syndication of new long-term debt of Acquiror and an offering memorandum relating to the issue of senior subordinated notes (collectively, the "Memoranda") and the syndication efforts relating to the placement of said debt, the Company and the Subsidiaries shall) provide to Acquiror all reasonably requested information, make available from time to time upon reasonable notice appropriate officers of the Company and the Subsidiaries for presentations regarding the business and prospects of the Company and the Subsidiaries and assist Acquiror in preparing pro forma financial statements and financial forecasts. The Company and the Subsidiaries each represents and warrants that (i) all information, other than Projections, provided or to be provided by it used in the preparation of the Memoranda was or will be complete and correct when furnished in all material respects and does not and will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading in any material respect and (ii) all financial projections and other forward-looking information concerning the Company and the Subsidiaries which have been or will be provided to Acquiror ("Projections") have been or will be prepared in good faith based upon assumptions believed to be reasonable at the time of preparation. The Company and the Subsidiaries will furnish such information and Projections as Acquiror may reasonably request and will supplement the information and Projections from time to time until the Closing Date so that the information and Projections relating to the Company and the Subsidiaries in the Memoranda is complete and correct in all material respects and does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in any material respect.

         Section 5.18 Affiliate Letters. As soon as practicable after the date of this Agreement, (a) the Company shall deliver a letter identifying all Persons who may be deemed to be Rule 145 Affiliates and (b) the Company shall advise the Rule 145 Affiliates of the resale restrictions imposed by applicable securities Laws and shall use its reasonable best efforts to obtain a Rule 145 Affiliate Agreement from each such Person.

         Section 5.19 Stock Exchange Listing. Acquiror shall use its reasonable best efforts to cause the shares of Acquiror Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing.

         Section 5.20 Confidentiality. Until the third (3rd) anniversary of the date hereof, each of Acquiror, Newco and the Surviving Corporation, on the one hand, and the Company and the Subsidiaries, on the other, shall, and shall cause its Affiliates and its and their representatives and advisors to, keep secret and confidential and to not use or disclose (except for the specific purpose of evaluating the transactions contemplated by this Agreement) all non-public information regarding the Company and the other Parties that is acquired by or disclosed to it or its Affiliates in connection with the evaluation or negotiation of the transactions contemplated by this Agreement. These restrictions shall not apply to any information that (a) was, is now, or becomes available to the public (but not as a result of a breach of any duty of confidentiality by which the Party receiving such information (the "Receiving Party") and its representatives and advisors are bound); (b) is disclosed to the Receiving Party by a Person not subject to any duty of confidentiality with respect to such information; (c) the Receiving Party demonstrates was developed independently by it without the use of the any such non-public information; or
(d) is required by applicable Law to be disclosed, but then only (i) to the extent disclosure is required and (ii) after giving the Party disclosing such information notice of such obligation so that it may seek a protective order or other similar or appropriate relief. If this Agreement is terminated prior to the Closing, each Receiving Party, their Affiliates and their representatives and advisors will promptly return to the other Parties or destroy all such data, information and other written material (including all copies thereof) obtained by such Receiving Party, and such Receiving Party will make no further use whatsoever of any of such or the information and knowledge contained therein or derived therefrom. The provisions of this Section 5.20 shall supersede any confidentiality agreement or similar contract that may exist between or among the Parties prior to the date hereof.

         Section 5.21 Reorganization Treatment. From and after the date of this Agreement, neither the Company, Acquiror nor any of their respective Affiliates shall take any action, or fail to take any necessary action, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Unless otherwise required by Law, the Company, Acquiror and their respective Affiliates shall treat the Merger as having qualified as a reorganization within the meaning of Section 368(a) of the Code on all Tax Returns filed by them, and shall not take any position contrary thereto for any Tax purposes.

         Section 5.22 Notice of Consent. As soon as practicable after the date of this Agreement, the Company shall give its stockholders notice of the approval of this Agreement and the transactions contemplated hereby, including the Merger, and notice of appraisal rights complying with Delaware Law. Such notices may accompany the Information Statement.

         Section 5.23 Options and Warrants Exercised Between the Date Hereof and the Effective Time. The Company shall deliver to the Exchange Agent for payment pursuant to Article II all amounts paid to the Company by holders of Options and Warrants who exercise such Options and Warrants after the date hereof.

                                  ARTICLE VI.
                      CONDITIONS PRECEDENT TO THE CLOSING

         Section 6.1 Conditions of the Parties' Obligations to Effect the Closing. The respective obligations of the Parties to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction or waiver (if permitted by applicable Law or Governmental Order) by each Party prior to the Closing of the following conditions:

            (a) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Governmental Order or Law that is in effect and that has the effect of making the Closing illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement, including the Merger; provided, however, that each of the Parties shall have used its reasonable best efforts to prevent the entry of such Governmental Order and to appeal as promptly as possible any such Governmental Order that is entered.

            (b) Authorizations. All Authorizations of Governmental Entities required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained, all such Authorizations shall remain in full force and effect, no appeal shall have been filed challenging any such Authorizations, all statutory waiting periods in respect thereof, including under the HSR Act shall have expired or been terminated or waived and, in the case of Acquiror and Newco, no such Authorizations or expiration of a statutory waiting period shall contain a materially adverse condition. Canadian Competition Act Compliance shall have been satisfied.

            (c) Listing. The shares of Acquiror Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

         Section 6.2 Conditions to Obligations of Acquiror and Newco. The obligation of Acquiror and Newco to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Acquiror):

            (a) Injunction, etc. No Claim with substantial merit, as determined by Acquiror's Board of Directors in good faith, shall have been instituted by any Person, or, to the Knowledge of Acquiror, shall have been threatened in writing by any Governmental Entity, which has not been withdrawn, dismissed or otherwise eliminated, and which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Acquiror to control the business of the Company and the Subsidiaries after the Closing Date, or (ii) to subject Acquiror, Newco or their directors or officers to material liability on the ground that it or they have violated any Law in relation to the transactions contemplated by this Agreement.

            (b) Representations and Warranties; Covenants and Agreements. The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct at the date hereof and (ii), except for changes contemplated in this Agreement and where the failure of which could not be reasonably expected to have a Material Adverse Effect, it shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, provided, however, that representations and warranties that are confined to a specified date shall speak only as of such date and all "material," "in all material respects," "material adverse effect," "immaterial," "materially" and similar materiality qualifiers in Article III, shall be ignored for purposes of Section 6.2(b)(ii). The Company shall have performed or complied (or cured any noncompliance) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

            (c) Certificate. The Company shall have delivered to Acquiror a certificate, dated as of the Closing Date, executed on its behalf by an authorized officer, to the effect that the conditions specified in Section 6.2(b) have been satisfied.

            (d) No Material Adverse Effect. After the date of this Agreement there shall not have been any Material Adverse Effect.

            (e) Appraisal Rights. Holders of no more than three percent (3%) of the outstanding Company Common Shares shall have properly made a demand in writing to the Company for an appraisal with respect to such holder's Company Common Shares in accordance with Delaware Law.

            (f) Financing. Acquiror shall have obtained the financing under the Commitment Letters.

            (g) Company Common Shares and Warrants Held by Holdings. The Exchange Agent shall have received an Election Form, Holder Representation Form and all Old Certificates and Warrants (or duly completed loss affidavits and, if required, indemnity bonds), where applicable, with respect to the Company Common Shares and Warrants owned by Holdings as of the date hereof, duly executed by Holdings or the holders of a majority of such Company Common Shares and Warrants.

         Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Company):

            (a) Injunction, etc. No Claim with substantial merit, as determined by the Company's Board of Directors in good faith, shall have been instituted by any Person, or, to the Knowledge of the Company, shall have been threatened in writing by any Governmental Entity, which has not been withdrawn, dismissed or otherwise eliminated, and which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or (ii) to subject the Company or the Subsidiaries or their officers and directors to material liability on the ground that it or they have violated any Law in relation to the transactions contemplated by this Agreement.

            (b) Representations and Warranties; Covenants and Agreements. The representations and warranties of Acquiror and Newco contained in this Agreement (i) shall have been true and correct at the date hereof and (ii), except for changes contemplated in this Agreement and where the failure of which could not be reasonably expected to have an Acquiror Material Adverse Effect, shall also be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date, provided, however, that representations and warranties that are confined to a specified date shall speak only as of such date and all "material," "in all material respects," "material adverse effect," "immaterial," "materially" and similar materiality qualifiers in Article IV, shall be ignored for purposes of Section 6.3(b)(ii). Acquiror and Newco shall have performed or complied (or cured any noncompliance) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

            (c) Certificate. Each of Acquiror and Newco shall have delivered to the Company a certificate, dated as of the Closing Date, executed on its behalf by an authorized officer, to the effect that the conditions specified in Sections 6.1(c) and 6.3(b) have been satisfied.

            (d) No Acquiror Material Adverse Effect. After the date of this Agreement there shall not have been any Acquiror Material Adverse Effect.

                                 ARTICLE VII.
                      ITEMS TO BE DELIVERED AT THE CLOSING

         Section 7.1 To be Delivered by the Company. At the Closing, the Company shall deliver, or cause to be delivered, to Acquiror the following:

            (a) The certificate referred to in Section 6.2(c).

            (b) The Certificate of Merger duly executed by the Company in the form required by applicable Law.

            (c) The Company's and the Subsidiaries' corporate minute books, corporate seal and stock records.

            (d) Letters of resignation and release in forms reasonably satisfactory to Acquiror, effective as of the Closing Date, from each of the officers and directors of the Company and the Subsidiaries listed in Section 7.1(d) of the Disclosure Letter except those officers that Acquiror notifies the Company prior to the Closing Date it wishes to retain.

            (e) An opinion from Weil, Gotshal & Manges LLP, special counsel to the Company, substantially in the form attached hereto as Exhibit G, and an opinion from Weil, Gotshal & Manges LLP, special counsel to Holdings, substantially in the form attached hereto as Exhibit H, each dated as of the Closing Date.

            (f) Copies of the resolutions of the Boards of Directors of the Company and its stockholders, authorizing the execution, delivery and performance of the Company Delivered Agreements, certified by the Secretary of the Company or other officer responsible for the books and records of the Company as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing.

            (g) A certificate of the Secretary of the Company or other officer responsible for the books and records of the Company certifying as of the Closing as to the incumbency of the officers of the Company and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Company.

            (h) Certificates, dated within five (5) days of the Closing, of the applicable Governmental Entity establishing that the Company is in existence and otherwise is in good standing to transact business.

            (i) A Standstill Agreement in the form of Exhibit I attached hereto, with respect to the acquisition by Thomas H. Lee Advisors, L.L.C. and its Affiliates ("Lee") of additional shares of Acquiror Stock, executed by Lee and certain Affiliates of Lee.

            (j) An agreement between Holdings and Acquiror in the form of Exhibit J attached hereto (the "Shareholders Agreement"), with respect to Holdings' participation on the Board of Directors of Acquiror and other matters, duly executed by Holdings.

            (k) A certificate meeting the requirements of Treasury Regulation ss. 1.1445-2(c)(3).

            (l) Such other documents as Acquiror may reasonably request.

         Section 7.2 To be Delivered by Acquiror and Newco. At the Closing, Acquiror and Newco shall deliver to the Company or the Exchange Agent, as applicable, the following:

            (a) The Merger Consideration.

            (b) The certificate referred to in Section 6.3(c).

            (c) Opinions from Sutherland Asbill & Brennan LLP, with respect to Newco, and Acquiror's Wisconsin counsel, with respect to Acquiror, substantially in the form attached hereto as Exhibit K and dated as of the Closing Date.

            (d) Copies of the resolutions of the Boards of Directors of Acquiror and Newco, authorizing the execution, delivery and performance of the Purchaser Delivered Documents, certified by the Secretary or Assistant Secretary of Acquiror and Newco, respectively, as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing.

            (e) A certificate of the Secretary or Assistant Secretary of Acquiror and Newco certifying as of the Closing as to the incumbency of the officers of Acquiror and Newco and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of Acquiror and Newco.

            (f) Certificates, dated within five (5) days of the Closing, of the applicable Governmental Entity establishing that each of Acquiror and Newco is in existence and otherwise is in good standing to transact business.

            (g) The Registration Rights Agreement, duly executed by Acquiror.

            (h) The Shareholders Agreement, duly executed by Acquiror.

            (i) Such other documents as the Company may reasonably request.

                                 ARTICLE VIII.
                          TERMINATION AND ABANDONMENT

         Section 8.1 Termination and Abandonment. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

            (a) By mutual written consent of the Parties;

            (b) By Acquiror if any event shall have occurred as a result of which any condition set forth in Section 6.1 or 6.2 is no longer capable of being satisfied; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to Acquiror if the condition to its obligation to perform became incapable of fulfillment due to its failure, or the failure of any of its Affiliates, to fulfill any obligation under this Agreement;

            (c) By the Company, if any event shall have occurred as a result of which any condition set forth in Section 6.1 or 6.3 is no longer capable of being satisfied; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Company if the condition to its obligation to perform became incapable of fulfillment due to its failure, or the failure of any of its Affiliates, to fulfill any obligation under this Agreement; or

            (d) By Acquiror or the Company, if the Closing shall not have occurred on or before March 31, 2005, provided, however that a Party whose breach of this Agreement has resulted in the Closing not having occurred on or before said date shall not have the right to terminate this Agreement pursuant to this Section 8.1(d).

         Section 8.2 Specific Performance; Remedies Cumulative. The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event that any Party violates or fails and refuses to perform any covenant made by it herein, the other Party or Parties will be without adequate remedy at Law. In the event that any party violates, fails or refuses to perform any covenant made by it herein, the other Party or Parties may, in addition to any remedies at Law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or seek any other equitable relief. No exercise of a remedy available to a Party shall be deemed an election excluding any other remedy available to such Party (any such claim by any other Party being hereby waived).

         Section 8.3 Rights and Obligations upon Termination. If this
Agreement is not consummated for any reason, each Party will redeliver all documents, work papers, and other materials of any Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same, except to the extent previously delivered to third parties in connection with the transactions contemplated hereby, and all information received by any Party hereto with respect to the business of any other Party shall not at any time be used for the advantage of, or disclosed to third parties by, such Party to the detriment of the Party furnishing such information; provided, however, that this Section
8.3 shall not apply to any documents, work papers, material or information which is a matter of public knowledge or which heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any Governmental Entity.

         Section 8.4 Effect of Termination. Except for the provisions of Sections 5.4, 5.6, 5.20, 8.3 and 8.4 and Article IX, which shall survive any termination of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to Article IX, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any Party hereto or its respective officers, directors or stockholders; provided, however, that nothing in this Section 8.4 shall relieve any Party from liability for the willful and intentional breach of its representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination.

                                  ARTICLE IX.
                               GENERAL PROVISIONS

         Section 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Article I, Article II, Sections 5.4, 5.6, 5.8, 5.9, 5.11, 5.12, 5.13, 5.14 and 5.21, and Article IX, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.

         Section 9.2 Notices. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) facsimile transmission; (c) registered or certified mail (airmail if to an address in a country other than the country in which the sender is located), postage prepaid, return receipt requested; or (d) delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate Party at its address or facsimile number given below (or at such other address or facsimile number for such Party as shall be specified by notice given hereunder):

         If to Acquiror or Newco, to:

                Rayovac Corporation
                Six Concourse Parkway
                Suite 3300
                Atlanta, Georgia 30328
                Fax: (770) 829-6200
                Attn:  Kent J. Hussey, President

                with a copy to:

                Sutherland Asbill & Brennan LLP
                999 Peachtree Street, N.E.
                Atlanta, Georgia  30309-3996
                Fax: (404) 853-8806
                Attn: Mark D. Kaufman

         If to the Company:

                United Industries Corporation
                2150 Schuetz Road
                St. Louis, Missouri 63146
                Fax:  (314) 253-5924
                Attn:  Robert L. Caulk, President

                with a copy to:

                Weil, Gotshal & Manges LLP
                100 Federal Street, Floor 34
                Boston, Massachusetts  02110
                Fax:  (617) 772-8333
                Attn:  James R. Westra

All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee, (b) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         Section 9.3 Table of Contents; Headings; Rules of Construction.

            (a) The Table of Contents and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

            (b) "Include" and "including" and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation."

            (c) "Business Day" means any day other than Saturday, Sunday, any day which is a legal holiday under the Laws of the State of New York and any day on which banking institutions in the State or City of New York are authorized or required by Law to close.

            (d) The words "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof.

            (e) Words importing the singular will also include the plural, and vice versa.

            (f) The symbol "$" means United States Dollars, and the symbol "C$" means Canadian dollars.

         Section 9.4 Amendment. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and executed by each of the Parties hereto and the holders of a majority of the capital stock of the Company outstanding as of the date immediately prior to the date hereof.

         Section 9.5 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party hereto. Upon any such determination that any provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         Section 9.6 Waiver. The failure of any Party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any Party of any condition, or the breach of any provision contained in the Company or Purchaser Delivered Agreements, or whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other provision herein or therein.

         Section 9.7 No Third Party Beneficiaries; Assignment. This Agreement shall be binding on the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Except as provided in Article II and Sections 5.8, 5.13 and 5.14, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person. Except for (a) any assignment to a wholly-owned subsidiary of Newco or Acquiror, in which event Newco and Acquiror shall remain liable for the performance of this Agreement, and (b) any transfer or assignment after the Closing by the Surviving Corporation or Acquiror in connection with the sale or transfer of all or substantially all the business or assets of the Surviving Corporation or Acquiror, whether by sale of stock, sale of assets, merger or otherwise, no transfer or assignment of this Agreement or of any rights or obligations under this Agreement may be made by any Party without the prior written consent of the other Parties (which consent shall not be withheld unreasonably) and any attempted transfer or assignment without that required consent shall be void.

         Section 9.8 Time of the Essence; Computation of Time. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a public or legal holiday, the Party having such right or duty shall have until 6:00 p.m. New York time on the next succeeding regular Business Day to exercise such right or to discharge such duty.

         Section 9.9 Disclosure. Certain information set forth in the Disclosure Letter and the Purchaser Disclosure Letter is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company or Acquiror and Newco, respectively, in this Agreement or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to the Company or Acquiror and Newco, respectively.

         Section 9.10 Counterparts. This Agreement may be executed by each Party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the Parties. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another Party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

         Section 9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York (except as it relates to corporate law involving Acquiror, in which case it shall be governed by the Laws of the State of Wisconsin, and except as it relates to the procedures for the Merger, in which case it shall be governed by Delaware Law), without giving effect to any Laws of such State that would make such choice of Laws ineffective. Each Party hereto hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereto irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         Section 9.12 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         Section 9.13 Entire Agreement. This Agreement (with its Exhibits, the Disclosure Letter and the Purchaser Disclosure Letter) contains, and is intended as, a complete statement of all the terms of the arrangements among the Parties with respect to the matters provided for herein and therein, and supersedes any previous agreements and understandings among the Parties with respect to those matters.

                           [signatures on next page]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   ACQUIROR:

                                   RAYOVAC CORPORATION


                                   By:  /s/ Kent J. Hussey
                                       -----------------------
                                   Name:   Kent J. Hussey
                                   Title:  President and Chief Operating Officer


                                   NEWCO:

                                   LINDBERGH CORPORATION


                                   By:  /s/ Kent J. Hussey
                                       -----------------------
                                   Name:   Kent J. Hussey
                                   Title:  President



                                   COMPANY:

                                   UNITED INDUSTRIES CORPORATION


                                   By:  /s/ Robert L. Caulk
                                       -----------------------
                                   Name:   Robert L. Caulk
                                   Title:  Chairman and Chief Executive Officer

                                   EXHIBIT A
                     Company Stockholder's Written Consent

             [Omitted. A supplemental copy of this exhibit will be
                      furnished to the SEC upon request.]

                                   EXHIBIT B
                                 Election Form

             [Omitted. A supplemental copy of this exhibit will be
                      furnished to the SEC upon request.]

                                   EXHIBIT C
                           Holder Representation Form

             [Omitted. A supplemental copy of this exhibit will be
                      furnished to the SEC upon request.]

                                   EXHIBIT D
                          Rule 145 Affiliate Agreement

             [Omitted. A supplemental copy of this exhibit will be
                      furnished to the SEC upon request.]

                                                                      EXHIBIT E


                              RAYOVAC CORPORATION

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into by and among RAYOVAC CORPORATION, a Wisconsin corporation (the "Company"), and the Persons listed on Schedule 1 attached hereto, who were, immediately prior to the Effective Time, stockholders of United Industries Corporation ("United") (collectively, the "Shareholders"). Capitalized terms not defined herein shall have the meanings assigned to such term in the Merger Agreement (as defined below).

                              BACKGROUND STATEMENT

         Pursuant to that certain Agreement and Plan of Merger dated January 3, 2005 (the "Merger Agreement") by and among the Company, Lindbergh Corporation and United, the Shareholders may receive shares (the "Shares") of the Company's $0.01 par value common stock (the "Common Stock"). The Company has agreed to provide certain registration rights with respect to the Shares in accordance with this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Registration Expenses" shall mean the expenses so described in
Section 6.

         "Registration Statement" shall mean the Shelf Registration Statement or Demand Registration Statement (each defined in Section 2) and any additional registration statements contemplated by Sections 2 or 3, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, all exhibits attached thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Restricted Stock" shall mean the Shares, excluding Shares which have been (a) registered under the Securities Act pursuant to an effective Registration Statement filed thereunder and disposed of in accordance with the Registration Statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean the expenses so described in Section 6.

         "State Acts" shall mean the applicable securities or "blue sky" laws of the States of the United States, as amended, and the rules and regulations thereunder, all as the same shall be in effect at the time.

         2. Required Registrations.

         (a) The Company will, (i) within nine (9) months following the Effective Time, prepare and file with the Commission a Registration Statement on Form S-1 or, if applicable, Form S-3, or any equivalent form for registration by issuers in accordance with the Securities Act, to permit the resale from time to time of the Restricted Stock under the Securities Act on a delayed or continuous basis pursuant to Rule 415 (the "Shelf Registration Statement"), (ii) use reasonable best efforts to cause the Shelf Registration Statement to be declared effective (the "Registration Effective Date") within twelve (12) months following the Effective Time and (iii) use reasonable best efforts to cause the Shelf Registration Statement to remain effective until the earlier of (x) the two (2) year anniversary of the Registration Effective Date and (y) the date on which all of the Restricted Stock covered by the Shelf Registration Statement has been sold to the public pursuant to such registration statement in accordance with the intended methods of distribution thereof (the "Shelf Expiration Date"). The plan of distribution contemplated by the Shelf Registration Statement shall permit resales of Restricted Stock in the manner or manners designated by the Shareholders, including offers and sales through underwriters or agents, offers and sales directly to investors, block trades and such other methods of offer and sale as the Shareholders shall request. The Company shall not permit any securities other than Restricted Stock to be included in the Shelf Registration Statement.

         (b) Subject to Section 2(d), if, following the Registration Effective Date, one or more Shareholders desires to sell Restricted Stock in an underwritten offering pursuant to the Shelf Registration Statement, such Shareholder or Shareholders may request in writing that the Company file an amendment to the Shelf Registration Statement, stating the number of shares of Restricted Stock proposed to be sold and describing the plan of distribution, and the Company shall file such an amendment to the Shelf Registration Statement as soon as reasonably practicable and use reasonable best efforts to cause such amended Shelf Registration Statement to become effective.

         (c) Subject to Section 2(d), if at any time after the Shelf Expiration Date, one or more Shareholders desires to sell Restricted Stock in an underwritten public offering, such Shareholder or Shareholders may request in writing that the Company (i) prepare and file with the Commission a Registration Statement on Form S-1 or, if applicable, Form S-3, or any equivalent form for registration by issuers in accordance with the Securities Act, to register the sale of Restricted Stock under the Securities Act (the "Demand Registration Statement"), (ii) use its reasonable best efforts to cause the Demand Registration Statement to be declared effective ("Demand Effective Date") and (iii) use its reasonable best efforts to cause the Demand Registration Statement to remain effective until the earlier of (x) one hundred eighty (180) days of the Demand Effective Date and (y) the date on which all of the Restricted Stock covered by the Demand Registration Statement has been sold to the public pursuant to such registration statement in accordance with the intended method of distribution thereof. Other than shares offered for its own account pursuant to Section 2(d)(iii), the Company shall not permit any securities other than Restricted Stock to be included in the Demand Registration Statement.

         (d) Notwithstanding anything in this Section 2 to the contrary:

            (i) in no event will the Shareholders be entitled to request the Company to amend the Shelf Registration Statement to permit an underwritten offering of Restricted Stock pursuant to the Shelf Registration Statement or request the Company file a Demand Registration Statement unless no less than ten percent (10%) of the aggregate number of shares of Restricted Stock originally held by the Shareholders are proposed to be sold pursuant to such underwritten offering;

            (ii) in no event will the Shareholders be entitled to request the Company to amend the Shelf Registration Statement to permit or to file a Demand Registration Statement for more than an aggregate of three (3) underwritten offerings;

            (iii) subject to Section 2(g), the Company shall have the right to offer shares for its own account in the third such underwritten offering, if any, pursuant to this Section 2 following the first two (2) such underwritten offerings; and

            (iv) the Company's obligation to register for resale the Restricted Stock held by any Shareholder in any Registration Statement pursuant to this
Section 2 shall be contingent on such Shareholder furnishing to the Company the information required by Section 4(c).

         (e) the Company's obligation to amend the Shelf Registration Statement to permit or to file a Demand Registration Statement for an underwritten offering pursuant to this Section 2 shall not be deemed to have been satisfied unless the Shelf Registration Statement or Demand Registration Statement, as applicable, has become effective and remained effective in compliance with the provisions of the Securities Act until such time as all of the Restricted Stock offered in such underwritten offering shall have been disposed of in accordance with the intended methods of disposition thereof set forth in such Shelf Registration Statement or Demand Registration Statement, as applicable.

         (f) In any underwritten offering pursuant to this Section 2, the participating Shareholders holding a majority of the Restricted Stock proposed to be sold in such offering shall have the right to select one managing underwriter, and such managing underwriter shall be the sole managing underwriter for any such offering; provided that if the Company offers shares for its own account in any such underwritten offering pursuant to this Section 2 the Company shall also be entitled to select one managing underwriter, and such underwriter, together with the underwriter selected by the participating Shareholders, shall be the sole managing underwriters for any such offering. The Company (together with the participating Shareholders) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, as well as all other documents customary in similar offerings, including, without limitation, questionnaires, custody agreements, powers of attorney, lockup agreements and indemnification agreements, as applicable.

         (g) With respect to the third underwritten offering, if any, pursuant to this Section 2 following the first two (2) such underwritten offerings, if the Company exercises its right to offer shares for its own account in such offering and the managing underwriter(s) for such underwritten offering advises the Company and the participating Shareholders in writing that, in such underwriter(s) opinion, the aggregate number of securities requested to be included in such offering by the Company, if any, and the Shareholders exceeds the largest number or amount of securities which can be sold without reasonably expecting to have an adverse effect on such offering, including the price at which such securities can be sold, the number of such securities to be included in such registration shall be reduced and the Company and the participating Shareholders shall include in such offering the number of securities that in the opinion of the managing underwriter(s) can be sold without adverse effect on the offering, allocated pro rata among the Company and the participating Shareholders of the Restricted Stock on the basis of the number of shares proposed to be sold by the Company and such participating Shareholders in such underwritten offering. If any Shareholder advises the managing underwriter(s) of any underwritten offering that the shares of Restricted Stock covered by the registration statement cannot be sold in such offering within a price range acceptable to such Shareholder, then such Shareholder shall have the right to exclude its Restricted Stock from such offering.

         3. Incidental Registration.

         (a) If the Company at any time (other than pursuant to Section 2) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to Registration Statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public or any successor thereto), each such time it will give prompt written notice to all holders of outstanding shares of Restricted Stock of its intention to do so and of such holders' rights under this Section 3, at least ten (10) business days prior to the anticipated filing date of the registration statement relating to such registration. Upon the written request of any such holder, received by the Company within five (5) business days after receipt of the Company's notice by the holder, to register any of its Restricted Stock, the Company will use reasonable best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company. Any such Shareholder may elect, in writing no less than five (5) business days prior to the anticipated effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

         (b) In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter notifies the Company in writing that, in its opinion, such inclusion would exceed the largest number or amount of securities which can be sold without reasonably expecting to have an adverse effect on such offering, including the price at which such securities can be sold by the Company therein. The reduction referred to in the immediately preceding sentence shall be applied as follows: (i) if the Company effects such registration for its account, the reduction shall be applied first, to the securities of security holders of the Company (including the holders of the Restricted Stock) that are entitled to, and are requested to be included in, such registration, pro rata among all such security holders, based on the number of securities held by such security holders, and second, to the securities included in such registration by the Company, provided, however, that if the time period set forth in Section 2(a) has expired without a Registration Statement pursuant to Section 2 having been filed, the above described order shall be reversed and (ii) if the Company effects such registration for the account of other security holders, the reduction shall be applied first, to the securities included in such registration by the Company, second, to the securities of security holders of the Company (including the holders of the Restricted Stock) which are entitled to, and are requested to be included in, such registration pursuant to this
Section 3 and similar piggy-back registration rights, pro rata among all such security holders, based on the number of securities held by such security holders, and third, to the securities included in such registration by the security holders of the Company initiating such registration. Notwithstanding the foregoing provisions, the Company may withdraw any Registration Statement referred to in this Section 3 without thereby incurring any liability to the holders of Restricted Stock.

         (c) In any underwritten offering pursuant to this Section 3 in which no less than ten percent (10%) of the aggregate number of shares of Restricted Stock originally held by the Shareholders are proposed to be sold, the participating Shareholders and the Company shall each have the right to select one managing underwriter and such managing underwriters shall be the sole managing underwriters for any such offering. The Company (together with the participating Shareholders) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, as well as all other documents customary in similar offerings, including, without limitation, questionnaires, custody agreements, powers of attorney, lockup agreements and indemnification agreements, as applicable. The participating Shareholders shall have no right to select a managing underwriter if less than ten percent (10%) of the aggregate number of shares of Restricted Stock originally held by the Shareholders are proposed to be sold in such underwritten public offering.

         4. Registration Procedures.

         (a) If and whenever the Company is required by the provisions of Sections 2 or 3 to use reasonable best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as reasonably practicable:

            (i) prepare and file with the Commission a Registration Statement with respect to such securities and use commercially reasonable best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated by Section 4(b);

            (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified by Section 4(b) and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period;

            (iii) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), copies of any correspondence with the Commission or its staff relating to such Registration Statement and such other documents as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

            (iv) use reasonable best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the State Acts of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (v) use reasonable best efforts to list the Restricted Stock covered by such Registration Statement with a national securities exchange (if such shares are not already listed) and with each additional securities exchange on which the similar securities of the Company are then listed;

            (vi) immediately notify each seller of Restricted Stock and each underwriter under such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, with the assistance of such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (vii) if the offering is underwritten and at the request of any seller of Restricted Stock, use reasonable best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (A) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that such Registration Statement has become effective under the Securities Act and that (1) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the Registration Statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein), and (3) to such other matters as reasonably may be requested by counsel for the underwriters and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

            (viii) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

            (ix) after the filing of the Registration Statement and any amendment or supplement thereto, the Company will promptly notify each selling holder of Restricted Stock covered by such Registration Statement and any amendment or supplement thereto of any order suspending the effectiveness of such Registration Statement issued or threatened by the Commission and, as promptly as practicable, use its commercially reasonable best efforts to prevent the entry of such stop order or to remove it if entered;

            (x) cooperate with the Shareholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold and not bearing any restrictive legends; and enable such Restricted Stock to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of the Restricted Stock to the underwriters;

            (xi) with respect to an underwritten offering pursuant to this Agreement, make appropriate members of senior management of the Company available (subject to consulting with them in advance as to schedule) for customary participation in telephonic, in-person conferences or "road show" presentations to potential investors;

            (xii) promptly notify the Shareholders, counsel to the Shareholders and the managing underwriter or agent, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, and (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information; and

            (xiii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, within the required time periods, an earnings statement covering a period of at least twelve (12) months, beginning with the first fiscal quarter of the Company after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto.

         (b) For purposes of Sections 4(a)(i) and (ii) and Section 2, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it or a period of one hundred eighty (180) days, which ever first occurs, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or of one hundred eighty (180) days after the effective date thereof.

         (c) In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves, their beneficial ownership of Common Stock, and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal securities laws, Commission rules and applicable State Acts. The Company's obligation to register the Restricted Stock held by any Shareholder in any Registration Statement shall be contingent on such Shareholder furnishing to the Company the information required by this Section 4(c). Moreover, no person may participate in any underwritten offering hereunder unless such person (i) provides the information required by this
Section 4(c); (ii) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the Company or the participating Shareholders, as applicable; and (iii) completes and executes all questionnaires, custody agreements, powers of attorney, lockup agreements, indemnification agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         (d) In connection with each registration pursuant to Sections 2 or 3 covering an underwritten public offering, the Company and each selling Shareholder shall (i) enter into a written agreement with the managing underwriter(s) selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, (ii) regardless of whether the agreement referred to in the foregoing clause (i) is entered into, make such representations and warranties to the selling Shareholders and each of the underwriters in form, substance and scope as are customarily made in connection with an offering pursuant to any appropriate agreement or such Registration Statement, (iii) deliver such documents and certificates, including officers' certificates, as may be customary in the circumstances and reasonably requested by the selling Shareholders or the underwriters, (iv) undertake such obligations relating to expense reimbursement, indemnification and contribution as are provided in Sections 6 and 7 and (v) take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Restricted Stock.

         5. Suspension or Delay. Notwithstanding anything to the contrary in this Agreement, the Company may delay filing a Registration Statement or an amendment thereto, and may withhold efforts to cause a Registration Statement or amendment thereto to become effective if: (i) the board of directors of the Company determines in good faith after consultation with counsel that such action is required by applicable law; (ii) the Company determines in good faith after consultation with counsel that the filing or use of the Registration Statement or amendment thereto would require the Company to disclose material information, including without limitation the fact that the Company is engaged in confidential negotiations regarding, or is in the process of completing, any significant business transaction, the disclosure of which would not be required in the absence of such registration statement, and the board of directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders; or (iii) the Company is engaged in, or prior to receiving such request had determined and taken substantial steps to effect, an underwritten public offering of Common Stock for its own account (other than an offering pursuant to Form S-8, S-4 or any successor or similar form) and the managing underwriter has advised the Company that such offers and sales by the Shareholders will adversely affect such public offering. Each period referred to above during which the use of a Registration Statement or amendment thereto is delayed in accordance with this
Section 5 shall be referred to herein as a "Deferral Period". Notwithstanding the foregoing, in no event shall the Company be entitled to declare more than three (3) Deferral Periods in any 365-day period nor shall the aggregate number of days included in all Deferral Periods exceed one hundred fifty (150) days in any 365-day period without the consent of the Shareholders holding a majority of the Restricted Stock at such time. The Company shall terminate a Deferral Period as soon as practicable after the circumstances giving rise to the Company's right to declare such Deferral Period cease to exist. The Company shall promptly give the Shareholders written notice of a determination to commence a Deferral Period, which notice shall contain a general statement of the reasons for such Deferral Period and the anticipated length of such Deferral Period, and shall notify the Shareholders upon the termination of each Deferral Period. If, after a Registration Statement becomes effective, the Company advises the holders of registered shares that the Company has determined in good faith that the registration statement is required to be amended to comply with applicable law or regulation, the holders of such registered shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended.

         6. Expenses. All expenses incurred by the Company and the selling holders of Restricted Stock in complying with Sections 2 and 3, including, without limitation, all registration and filing and review fees, printing expenses, fees and disbursements of counsel (including one counsel to the holders of Restricted Stock) and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with State Acts, fees of the National Association of Securities Dealers, Inc. (the "NASD"), fees of any securities exchange, transfer taxes, fees of transfer agents and registrars, costs of insurance, messenger, telephone and delivery expenses and reasonable fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses." Registration Expenses shall not include underwriting discounts, selling commissions, fees and expenses of more than one counsel to the selling holders of Restricted Stock and all such fees and expenses are referred to as "Selling Expenses." The Company will pay all Registration Expenses in connection with the Shelf Registration Statement, the Demand Registration Statement and each Registration Statement under Sections 2 or 3 of this Agreement. All Selling Expenses in connection with each Registration Statement under Sections 2 and 3 shall be borne by the participating Shareholders in proportion to the number of shares of Restricted Stock sold by each, or by such participating Shareholders other than the Company (except to the extent the Company shall be a seller) as they may agree.

         7. Indemnification and Contribution.

         (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2 or 3, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Shareholder or any such controlling person in connection with defending or investigating any such action or claim), joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such Registration Statement or prospectus. It is agreed that the indemnity agreement contained in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

         (b) As a condition precedent to the right of any holder of Restricted Stock to sell Restricted Stock in a registration pursuant to this Agreement, such holder will agree that in the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2 or 3, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such Registration Statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such Registration Statement. It is agreed that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such seller hereunder (which consent shall not be unreasonably withheld or delayed).

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so as to reflect the relative fault of each indemnifying party; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock (net of Selling Expenses) offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the Company, on the one hand, and of each selling shareholder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Shareholder agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid or payable as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         (e) The indemnity and contribution provisions contained in this
Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Shareholder or any person controlling any Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) any sale of Restricted Stock pursuant to any Registration Statement.

         (f) The obligations of the parties under this Section 7 shall be in addition to any liability which any party may otherwise have to any other party.

         (g) The indemnification and contribution required by Sections 7(a), 7(b) and 7(d) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         8. Changes in Common Stock. If there is any change in the Shares by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares as so changed.

         9. Rule 144 Reporting and Termination of Company Obligations.

         (a) The Company shall not be obligated to register or include in any Registration Statement any Restricted Stock held by a Shareholder if all Restricted Stock held by such Shareholder may be publicly offered, sold and distributed without registration pursuant to Rule 144(k) under the Securities Act.

         (b) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, the Company shall:

            (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (ii) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (iii) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

         (c) The Company shall take such further action and shall offer all reasonable and necessary assistance including, without limitation, the delivery of a legal opinion letter and instructions to the Company's stock transfer agent to enable the sale by any Shareholder of Restricted Stock pursuant to Rule 144 or any similar rule or regulation.

         10. Lockup Agreements.

         (a) In consideration of the Company's obligations under this Agreement, each of the Shareholders hereby agrees that in no event shall such Shareholder sell, assign, convey, exchange, pledge, hypothecate, gift, dispose of or otherwise part with any indicia or aspect of title, ownership or possession of, to or in (collectively, a "Transfer") (i) any such Shares during the period ending twelve (12) months after the Effective Time (as defined in the Merger Agreement) or (ii) in the aggregate more than fifty percent (50%) of such Shares held by such Shareholder during the period ending eighteen (18) months after the Effective Time.

         (b) Notwithstanding the restrictions in Section 10(a), unless prohibited by applicable securities laws, a Shareholder shall be permitted to effect a Transfer of Shares to an Affiliate of such Shareholder or, if the Shareholder is a limited liability company, limited partnership, corporation or trust, to its members, partners, shareholders or beneficiaries, as applicable. Any such purported Transfer shall be void and of no force unless the Shareholder shall provide written notice of the proposed Transfer to the Company no less than ten (10) days prior to the completion thereof and shall provide the Company with all certificates, affidavits, representations or other documents reasonably necessary to effectuate such proposed transfer under federal, state or other applicable securities laws. For purposes of this Agreement, the term "Affiliate" means, with respect to any Shareholder, any person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Shareholder, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

         11. Representations and Warranties of the Company. The Company represents and warrants as follows:

         (a) the execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action and will not violate any order of any court or other agency of government, the Articles of Incorporation or bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company; and

         (b) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         12. Miscellaneous.

         (a) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties and intended third party beneficiaries (as described in Section 12(d)) hereto (including without limitation, any transferees of any Restricted Stock), whether so expressed or not.

         (b) No Inconsistent Agreements. The Company hereby represents and warrants that the rights granted to the Shareholders hereunder do not conflict in any way with rights granted to other holders of the Company's securities. In addition, the Company covenants and agrees that it shall not at any time during the term of this Agreement grant any holder of Company securities any rights that conflict in any way with rights granted to the Shareholders hereunder.

         (c) Third Party Beneficiaries. Any transferee of Restricted Stock is an intended third party beneficiary of this Agreement.

         (d) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or by recognized overnight courier, mailed by certified or registered mail, return receipt requested, or sent by telecopier, addressed as follows:

            (i) if to the Company at the address of such party set forth in the Merger Agreement;

            (ii) if to any Shareholder at the address set forth on Schedule 1 or such other address as may be furnished to the Company by such Shareholder; and

            (iii) if to any subsequent holder of Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

         (e) Governing Law, Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any Laws of such State that would make such choice of Laws ineffective. Each Party hereto hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereto irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         (f) MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

         (g) Amendment and Waiver. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority of the outstanding shares of Restricted Stock at the time of such amendment, modification or waiver.

         (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the obligations and restrictions contemplated by this Agreement are consummated to the extent possible.

         (j) Consummation of Merger. This Agreement shall be null and void and given no effect if the Merger Agreement is terminated and the transactions contemplated thereby are not consummated.

         (k) Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.

                  (SIGNATURES COMMENCE ON THE FOLLOWING PAGE)

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year indicated.

                                    COMPANY:

                                    RAYOVAC CORPORATION

                                    By:
                                       ---------------------------
                                    Title:
                                          ------------------------
                                    Date:
                                         -------------------------

                                    SHAREHOLDER:

                                    If the undersigned is an entity:


                                    --------------------------------
                                    (Type or print name of entity)


                                    By:
                                    --------------------------------
                                    (Signature of officer signing on
                                     behalf of entity)

                                    Print Name:
                                               --------------------------------
                                    Title:
                                          -------------------------------------

                                    Date:  ______________ ___, 2005

                                    If the undersigned is an individual:


                                    -------------------------------------------
                                    Signature

                                    -------------------------------------------
                                    Print Name


                                    -------------------------------------------
                                    Signature of Spouse or Co-Owner if Joint
                                    Tenants, Tenants in Common or Community
                                    Property


                                    -------------------------------------------
                                    Print Name of Spouse or Co-Owner if Joint
                                    Tenants, Tenants in Common or Community
                                    Property

                                    Date:______________ ___, 2005


               (Signature Page to Registration Rights Agreement)

                                   SCHEDULE 1

                                  SHAREHOLDERS



                          [TO BE COMPLETED AT CLOSING]

                                   EXHIBIT F
                             Supplemental Indenture

              [Omitted. A supplemental copy of this exhibit will
                    be furnished to the SEC upon request.]

                                   EXHIBIT G
                         Form of Company Legal Opinion

              [Omitted. A supplemental copy of this exhibit will
                    be furnished to the SEC upon request.]

                                   EXHIBIT H
                         Form of Holdings Legal Opinion

              [Omitted. A supplemental copy of this exhibit will
                    be furnished to the SEC upon request.]

                                                                      EXHIBIT I

                              STANDSTILL AGREEMENT

         THIS STANDSTILL AGREEMENT (this "Agreement") is entered into as of February ___, 2005 (the "Effective Date") by and between UIC HOLDINGS, L.L.C., a Delaware limited liability company ("Holdings"), Thomas H. Lee EQUITY fUND iV, L.P., a Delaware limited partnership ("Equity Fund"), THL EQUITY ADVISORS IV, LLC, a Delaware limited liability company ("Equity Advisors"), THOMAS H. LEE PARTNERS, L.P., a Delaware limited partnership ("Partners"), Thomas H. Lee ADVISORS, L.L.C., a Delaware limited liability company ("Lee"; together with Holdings, Equity Fund, Equity Advisors and Partners, the "Restricted Parties"), and RAYOVAC CORPORATION, a Wisconsin corporation (the "Company"). The foregoing parties to this Agreement are each a "Party" and collectively the "Parties". Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

                              BACKGROUND STATEMENT

         Pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated January 3, 2005 by and among the Company, Lindbergh Corporation and United Industries Corporation, some or all of the Restricted Parties will receive shares of the Company's $0.01 par value common stock (the "Common Stock"). The Company has required, as a material inducement to its consummation of the transactions contemplated by the Merger Agreement, that the Restricted Parties enter into this Agreement, whereby the Restricted Parties agree to limit their future acquisitions of the capital stock of the Company.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                  ARTICLE X.
                                 DEFINED TERMS
                                 -------------

         1.1 Defined Terms. As used in this Agreement the following terms shall have the following meanings:

         "Affiliate" means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person. Notwithstanding anything herein to the contrary, the term "Affiliate" shall not be deemed to include any portfolio company of any Restricted Party or Putnam Investments, Inc.

         "Company Voting Securities" means, collectively, the Common Stock, any other class of capital stock of the Company issued and outstanding, and any other securities, warrants or options or rights of any nature (whether or not issued by the Company) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of any class or series of Company securities that is entitled to vote generally for the election of directors.

         "Control" means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Permitted Ownership Percentage" means twenty-eight percent (28%) of the Company Voting Securities on a fully-diluted basis, including no more than twenty-eight percent (28%) of the shares of any class of such Company Voting Securities on a fully-diluted basis.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Transfer" means, as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition whether direct or indirect, voluntary or involuntary, by operation of Law or otherwise and, as a verb, directly or indirectly, voluntarily or involuntarily, by operation of Law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

                                  ARTICLE XI.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each of the Parties hereby represents and warrants with respect to itself only that:

                  (a) it has the corporate or other organizational power and authority to enter into this Agreement and to perform its obligations hereunder;

                  (b) this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with the terms hereof except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws and court decisions relating to or affecting the enforceability of creditor's rights generally (including statutory or other Laws regarding fraudulent transfers), and is subject to general principles of equity;

                  (c) neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by it, will (i) violate any Law, Governmental Order or other restriction of any Governmental Entity, to which it is subject or any provision of its articles of incorporation or formation, bylaws or other organizational documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party thereto the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other material arrangement to which it is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any lien, security interest or other encumbrance upon any of its assets);

                  (d) it need not give any notice to, make any filing with, or obtain any Authorization of any Person not already been obtained in order to consummate the transactions contemplated by this Agreement; and

                  (e) in the case of each of the Restricted Parties, except for agreements expressly contemplated in, or entered into for the purpose of consummating the transactions contemplated in, the Merger Agreement, neither such Restricted Party nor any of its Affiliates has any agreement, arrangement or understanding with any other Person or group who is not an Affiliate of such Restricted Party with respect to acquiring, holding, voting or disposing of Company Voting Securities.

                                  ARTICLE XII.
                                   STANDSTILL
                                   ----------

         3.1 Standstill Period. During the period commencing on the date hereof and ending on the fifth (5th) anniversary of the Effective Date (the "Standstill Period"), except as specifically approved in writing in advance by the Board of Directors of the Company, the Restricted Parties shall not, and shall cause any Affiliates to not, in any manner, directly or indirectly, either individually or together with any Person or Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act):

                  (a) acquire, or offer or agree to acquire, or become the beneficial owner of or obtain any rights in respect of any Company Voting Securities such that, following the consummation of such transaction, the Restricted Parties and their Affiliates taken together would beneficially own, in the aggregate, Company Voting Securities in excess of the Permitted Ownership Percentage; provided, however that the foregoing limitation on acquisition shall not prohibit the acquisition of Company Voting Securities issued as dividends or as a result of stock splits and similar reclassifications or received in a consolidation, merger or other business combination in respect of, in exchange for or upon conversion of Company Voting Securities validly acquired under this Section 3 and held by the Restricted Parties or any of their Affiliates at the time of such dividend, split or reclassification, consolidation or merger or business combination;

                  (b) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) of proxies or consents with respect to any Company Voting Securities or initiate or become a participant in any shareholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or any of its successors or induce others to initiate the same, or otherwise seek to advise or influence any Person with respect to the voting of any voting securities of the Company or any of its successors;

                  (c) publicly or privately propose, encourage, solicit or participate in the solicitation of any Person to acquire, offer to acquire or agree to acquire, by merger, tender offer, purchase or otherwise, the Company or a substantial portion of its assets or more than 5% of the outstanding capital stock (except in connection with the registration of securities pursuant to the Registration Rights Agreement); or

                  (d) directly or indirectly join in or in any way participate in a pooling agreement, syndicate, voting trust or other similar arrangement with respect to the Company's voting securities or otherwise act in concert with any other Person (other than Affiliates of such Restricted Parties), for the purpose of acquiring, holding, voting or disposing of the Company Voting Securities.

         3.2 LIMITATION. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RESTRICTED PARTIES WILL NOT BE DEEMED TO BE IN VIOLATION OF THIS AGREEMENT IF THE RESTRICTED PARTIES AND THEIR AFFILIATES TAKEN TOGETHER OWN COMPANY VOTING SECURITIES IN EXCESS OF THE PERMITTED OWNERSHIP PERCENTAGE AS A RESULT OR ARISING OUT OF ANY ACTION TAKEN BY THE COMPANY TO REDUCE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF COMPANY VOTING SECURITIES.

                                 ARTICLE XIII.
                                 MISCELLANEOUS
                                 -------------

         4.1 Remedies. Each of the Parties acknowledges and agrees that (a) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the Parties and (b) the Parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by any other Party without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which the Parties may be entitled hereunder or at law or equity.

         4.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted transferees and assigns.

         4.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         4.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted transferees and assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however that the Company may assign its rights and obligations under this Agreement to any successor or acquiring entity in connection with any business combination transaction, reorganization or sale of substantially all the assets of the Company.

         4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         4.6 Governing Law. This agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any Laws of such State that would make such choice of Laws ineffective.

         4.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         4.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the obligations and restrictions contemplated by this Agreement are consummated to the extent possible.

         4.9 Termination. This Agreement shall automatically terminate as of the fifth (5th) anniversary of the Effective Date.



                           [signatures on next pages]

         IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first written above.

                                        RAYOVAC CORPORATION

                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                        THOMAS H. LEE EQUITY FUND IV, L.P.

                                        By:     THL Equity Advisors IV, LLC,
                                                its General Partner
                                        By:     Thomas H. Lee Partners, L.P.,
                                                its Managing Member
                                        By:     Thomas H. Lee Advisors, LLC,
                                                its General Partner
                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title: Managing Director


                                        THL EQUITY ADVISORS IV, LLC

                                        By:     Thomas H. Lee Partners, L.P.,
                                                its Managing Member
                                        By:     Thomas H. Lee Advisors, LLC,
                                                its General Partner
                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title: Managing Director


                                        THOMAS H. LEE PARTNERS, L.P.

                                        By:  Thomas H. Lee Advisors, LLC,
                                             its General Partner
                                             By:
                                                ----------------------------
                                                Name:
                                                Title: Managing Director

                                        THOMAS H. LEE ADVISORS, L.L.C.

                                        By:
                                           ----------------------------
                                           Name:
                                           Title: Managing Director


                                        UIC HOLDINGS, L.L.C.

                                        By:  Thomas H. Lee Equity Fund IV, L.P.,
                                             its Managing Member
                                        By:  THL Equity Advisors IV, LLC,
                                             its General Partner
                                             By:
                                               ----------------------------
                                               Name:
                                               Title: Managing Director

                                   EXHIBIT J
                             Shareholders Agreement

              [Omitted. A supplemental copy of this exhibit will
                    be furnished to the SEC upon request.]

                                   EXHIBIT K
                      Form of Acquiror/Newco Legal Opinion

              [Omitted. A supplemental copy of this exhibit will
                    be furnished to the SEC upon request.]